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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
ACTIVISION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3100 Ocean Park Boulevard
Santa Monica, California 90405

August 5, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Activision, Inc. The meeting will be held on Thursday, September 15, 2005, beginning at 9:00 a.m., local time, at the offices of Bryan Cave LLP, 120 Broadway, Suite 300, Santa Monica, CA 90401.

Information about the meeting and the matters on which the Stockholders will act is included in the Notice of Annual Meeting of Stockholders and proxy statement that follow. Also included is a Proxy Card and postage paid return envelope.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, please complete and return your Proxy Card in the enclosed envelope as promptly as possible.

Sincerely,

Robert A. Kotick Chairman and Chief Executive Officer

Brian G. Kelly Co-Chairman

Ronald Doornink President, Activision, Inc. and Chairman, Activision Publishing, Inc.

3100 Ocean Park Boulevard
Santa Monica, California 90405

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 15, 2005

To the Stockholders of Activision, Inc.:

The 2005 Annual Meeting of Stockholders of Activision, Inc. (the "Company") will be held at the offices of Bryan Cave LLP, 120 Broadway, Suite 300, Santa Monica, CA 90401, on Thursday, September 15, 2005, at 9:00 a.m., local time, for the following purposes:

  1.
  To elect eight directors of the Company to hold office for one year terms and until their respective successors are duly elected and qualified.

  2.
  To approve the Company's 2003 Incentive Plan.

  3.
  To approve amendments to the Company's Second Amended and Restated 2002 Employee Stock Purchase Plan and the Company's Amended and Restated 2002 Employee Stock Purchase Plan for International Employees (collectively, the "Employee Purchase Plans") to increase by 1,500,000 the total number of shares of Company common stock reserved for issuance under the Employee Purchase Plans.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are described more fully in the proxy statement accompanying this Notice.

The Board of Directors of the Company has fixed the close of business on July 18, 2005, as the record date for determining the Stockholders entitled to receive notice of, and to vote at, the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE. IT IS IMPORTANT THAT YOUR PROXY CARD BE RETURNED PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

George L. Rose Secretary

August 5, 2005
Santa Monica, California

3100 Ocean Park Boulevard
Santa Monica, California 90405

PROXY STATEMENT
for the Annual Meeting of Stockholders to be held on September 15, 2005

GENERAL

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board" or "Board of Directors") of Activision, Inc., a Delaware corporation (the "Company"), of proxies from the holders (the "Stockholders") of the Company's issued and outstanding shares of common stock, $.000001 par value per share. The proxies being solicited will be used at the Annual Meeting of Stockholders to be held on Thursday, September 15, 2005, at the offices of Bryan Cave LLP, 120 Broadway, Suite 300, Santa Monica, CA 90401, at 9:00 a.m., local time, and at any adjournment or postponement of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and enclosed proxy card are first being mailed to the Stockholders on or about August 5, 2005.

RECORD DATE AND QUORUM

Stockholders of record at the close of business on July 18, 2005 are entitled to notice of, and to vote at, the Annual Meeting. On the record date there were approximately 203,262,670 shares of common stock outstanding. Each share of common stock outstanding on the record date is entitled to one vote on each matter presented for action at the Annual Meeting. A majority of the outstanding shares of common stock must be present in person or by proxy at the Annual Meeting in order for a quorum to be present. Proxies representing abstentions and broker non-votes are included for purposes of determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

REQUIRED VOTES

In the election of directors (Proposal 1), you may vote either "for" each nominee or withhold your vote. The eight directors are elected by a plurality of the votes cast at the Annual Meeting. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Accordingly, shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect on the voting outcome with respect to the election of directors.

Approval of the Activision 2003 Incentive Plan (Proposal 2) requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will have the same effect as votes against this proposal because they are treated as present and voting for purposes of determining the pool of voting shares, but do not contribute to the affirmative votes required to approve this proposal. Proxies that reflect broker non-votes will not be considered for the purpose of determining the votes for this proposal and will therefore have no effect on this vote.

Approval of amendments to the Company's Second Amended and Restated 2002 Employee Stock Purchase Plan and the Company's Amended and Restated 2002 Employee Stock Purchase Plan for International Employees (collectively, the "Employee Purchase Plans"), to increase by 1,500,000 the total number of shares of Company common stock reserved for issuance under the Employee Purchase Plans (Proposal 3), requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will have the same effect as votes against this proposal because they are treated as present and voting for purposes of determining the pool of voting shares, but do not contribute to the affirmative votes required to approve this proposal. Proxies that reflect broker non-votes will not be considered for the purpose of determining the votes for this proposal and will therefore have no effect on this vote.

Because the election of directors is considered a "routine" proposal, if you hold your shares in "street name" and do not give your broker or nominee instructions as to how to vote your shares with respect to this proposal, your broker or nominee will have discretionary authority to vote your shares under applicable rules. Because Proposals 2 and 3 are considered "non routine" proposals, if you hold your shares in "street name" and do not give your broker or nominee instructions as to how to vote your shares with respect to these two proposals, your broker or nominee will not have discretionary authority to vote your shares under applicable rules.

PROXIES

Whether or not you are able to attend the Annual Meeting, you are urged to complete, sign and return your proxy card. The common stock represented by all properly executed proxy cards received by the Company prior to the Annual Meeting, and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting as directed in the signed proxy. If no directions are specified, such proxies shall be voted FOR all of the Proposals and in the best judgment of the proxy holders as to other matters that may properly come before the Annual Meeting. The Company does not know of any other business that may come before the Annual Meeting. Any Stockholder may revoke or change its proxy at any time before the proxy is voted at the Annual Meeting by (i) sending another properly executed proxy bearing a later date or a written notice of revocation of the proxy to the Secretary of the Company at the Company's principal executive offices, or (ii) voting in person at the Annual Meeting.

COSTS OF PROXY SOLICITATION

The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials sent by the Company to Stockholders. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares of common stock for their expenses in forwarding the proxy materials to such beneficial owners. In addition, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, personally or by telephone.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company currently has nine directors. One director, Mr. Henderson, is not standing for re-election but will continue to serve until the Annual Meeting, at which time the number of directors will be reduced to eight. The nominees named below were designated by the Board for election to serve until the Company's next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Except where otherwise instructed, proxies solicited by this proxy statement will be voted for the election of each of the eight nominees listed below, all of whom are currently members of the Board. Each nominee has consented to be named in this proxy statement and to serve as a director if elected. However, if any nominee shall become unable to stand for election as a director at the Annual Meeting, an event not now anticipated by the Board, the proxy will be voted for a substitute designated by the Board or, if no substitute is selected by the Board prior to or at the Annual Meeting, for a motion to reduce the membership of the Board to the number of nominees available. All directors serve for one year terms. There is no family relationship between any nominee and any other nominee or executive officer of the Company.

Nominees

All of the nominees have served as directors of the Company since the last annual meeting of stockholders, except for Mr. Sarnoff who was appointed to the Board effective August 1, 2005 and will stand for election as a director for the first time at the Annual Meeting. The names of the nominees and certain information about them (including their terms of service), are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since

Robert A. Kotick	42	Chairman and Chief Executive Officer of the Company	1991
Brian G. Kelly	42	Co-Chairman of the Company	1995
Ronald Doornink	51	President of the Company and Chairman of Activision Publishing, Inc.	2003
Robert J. Corti (1)	55	Chief Financial Officer, Avon Products, Inc.	2003
Barbara S. Isgur (1)(2)	63	Consultant	1991
Peter J. Nolan (2)	47	Managing Partner, Leonard Green & Partners, L.P.	2003
Robert J. Morgado (1)(2)(3)	62	Chairman, Maroley Media Group	1997
Richard Sarnoff (3)	46	Executive Vice President, Random House, Inc.	2005

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

Mr. Kotick has been a director of the Company since February 1991 and has served as Chairman and Chief Executive Officer of the Company since that time. Mr. Kotick has been a member of the board of directors of Yahoo! Inc., an Internet content and service provider, since March 11, 2003.

Mr. Kelly has been a director of the Company since July 1995. He has served as Co-Chairman of the Company since October 1998. He previously served as President of the Company from July 1997 to October 1998 and Chief Operating Officer of the Company from July 1995 to October 1998. He also served as Chief Financial Officer of the Company from February 1991 until July 1997 and Secretary of the Company from May 1991 until October 1997. Mr. Kelly holds a law degree from Fordham University School of Law School and a B.A. degree in accounting from Rutgers University and is a certified public accountant.

Mr. Doornink has served as a director of the Company since April 2003. He has been Chairman of Activision Publishing, Inc., the Company's only direct operating subsidiary and the holding company for all other active subsidiaries, since June 15, 2005 and was Chief Executive Officer of Activision Publishing, Inc. from March 28, 2002 through June 14, 2005. Mr. Doornink also serves as President of the Company. Mr. Doornink joined Activision in 1998 from ConAgra Foods, Inc. where, for three years, he served as President of the Hunt-Wesson snack food division. Prior to this, Mr. Doornink worked at the Procter & Gamble Company for 13 years. Mr. Doornink holds an M.B.A. degree from Columbia University and an undergraduate degree in economics from the Hogere Economische School of Arnhem in The Netherlands.

Mr. Corti has been a director of the Company since December 2003 and serves as chairperson of the Audit Committee. With more than 25 years experience at Avon, Mr. Corti currently serves as Avon Products Inc.'s Executive Vice President and Chief Financial Officer, a position he has held since 1998. Mr. Corti joined Avon's tax department as a tax associate in 1976 and has held progressive financial leadership positions throughout his tenure at the company. He holds a B.A. degree in Accounting from Queens College and an M.B.A. degree in Taxation from St. John's University. Mr. Corti is a certified public accountant.

Ms. Isgur has been a director of the Company since February 1991. From 1993 until 1998, she was a Senior Vice President of Stratagem, an investment banking firm specializing in the software industry. Ms. Isgur also served as President of BSI Consulting from 1990 to 1993. She served as a Vice President of Needham & Co., a high technology investment banking firm, from 1989 to 1990. During 1988, Ms. Isgur served as a Vice President at Manufacturers Hanover Securities. From 1985 to 1988, she was a principal of D.H. Brown Associates. Ms. Isgur was a Vice President and microcomputer industry analyst at Paine Webber, Incorporated from 1981 to 1985.

Mr. Nolan has been a director of the Company since December 2003. Mr. Nolan is a managing partner of Leonard Green & Partners, L.P. Prior to becoming a partner at Leonard Green & Partners in 1997, Mr. Nolan was a Managing Director and Co-Head of Donaldson, Luftkin and Jenrette's Los Angeles Investment Banking Division since 1990. Prior to that, Mr. Nolan had been a First Vice President in corporate finance at Drexel Burnham Lambert since 1986. Before 1986, Mr. Nolan was a Vice President at Prudential Securities, Inc. where he had worked from 1982 to 1986, after working as an Associate at the Manufacturers Hanover Trust. He presently serves on the boards of directors of Rand McNally & Company, Inc. and FTD Group, Inc. and on the board of managers of AsianMedia Group LLC. Mr. Nolan is a graduate of Cornell University with a B.S. degree in Agricultural Economics and Finance. He received his M.B.A. degree from Cornell University.

Mr. Morgado has been a director of the Company since February 1997 and serves as chairman of the Compensation Committee. Mr. Morgado is Chairman of Maroley Media Group, a media entertainment investment company he established in 1995. From 1985 to 1995, he was Chairman and Chief Executive Office of the Warner Music Group, Inc. Mr. Morgado serves on the Board of Directors of the Maui Arts & Cultural Center and New Milford Hospital in Connecticut. He is also a member of the Board of Managers of Nest Family Entertainment and Power

Solutions Corp. Mr. Morgado holds a B.A. degree from Chaminade University of Honolulu and an M.P.A. degree from State University of New York.

Mr. Sarnoff has been a director of the Company since August 2005. Since 1998, Mr. Sarnoff has been Executive Vice President of Random House, Inc., the world's largest consumer publisher. He has also served as President of Random House Corporate Development Group since 2000 and President of Random House Ventures, L.L.C. since 1999. Mr. Sarnoff also serves as a member of the Supervisory Board of Bertelsmann AG, the parent company of Random House, Inc. and is the elected Chairman of the Bertelsmann Management Representative Committee. Since Mr. Sarnoff joined Random House's predecessor company, Bantam Doubleday Dell in 1987, he has held various positions including Director of Marketing for the Bantam Publishing Division, Vice President of Strategic Planning, and Senior Vice President and General Manager of the Diversified Publishing Group. Mr. Sarnoff also served as Chief Financial Officer of Bantam Doubleday Dell, and then was Chief Financial Officer of Random House, Inc., after the companies were combined. Mr. Sarnoff presently serves on the board of directors of The Princeton Review, Inc., Audible, Inc. and Oak Hill Capital Fund II. He holds a B.A. degree from Princeton University and an M.B.A. degree from Harvard Business School.

Director not standing for re-election

Mr. Henderson has been a director of the Company since July 2001 and serves as chairperson of the Nominating and Corporate Governance Committee. From 1987 until July 1, 2002, Mr. Henderson was a partner in the New York City law firm of Robinson Silverman Pearce Aronsohn & Berman LLP, serving as Vice Chairman of that firm from 2000 through 2002. As a result of the merger of Robinson Silverman Pearce Aronsohn & Berman LLP with the law firm of Bryan Cave LLP effective July 1, 2002, Mr. Henderson became a partner of Bryan Cave LLP and serves on the firm's Executive Committee. Bryan Cave LLP provides legal services to the Company. Mr. Henderson graduated cum laude from New York University School of Law in 1979, where he was a Root-Tilden Scholar and was elected to the Order of the Coif. He received a B.A. with high honors from Auburn University in 1976. Mr. Henderson is a director of Coral World International and is a trustee of the Fifth Avenue Presbyterian Church.

The Board recommends that you vote FOR the election
of each nominee for director.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board met seven times during the Company's fiscal year ended March 31, 2005. All directors who served on the Board during fiscal 2005 attended all of the meetings of the Board and of each committee on which they served during 2005.

The Board currently has three committees, each of which operates under a charter approved by the Board: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

The members of the Audit Committee are Mr. Corti (Chairperson), Ms. Isgur and Mr. Morgado. The Board has determined that Mr. Corti, Ms. Isgur and Mr. Morgado each meets the independence requirements and the financial literacy standards of the NASDAQ, as well as the independence requirements of the applicable rules of the Securities and Exchange Commission ("SEC"). The Board has designated Mr. Corti as the Audit Committee's "financial expert" after determining that he meets the criteria for an "audit committee financial expert" as set forth in applicable SEC rules. The primary responsibilities of the Audit Committee are (i) to appoint, set the compensation for, and oversee the Company's independent registered public accounting firm; (ii) to review the Company's general policies and procedures with respect to audits and accounting and financial controls, the scope and results of the auditing engagement and the independence of the Company's independent registered public accounting firm; and (iii) to review and pass upon the terms of any proposed related party transactions. The Audit Committee meets at least quarterly, and each regular meeting includes a discussion with representatives from its independent registered public accounting firm focusing, among other things, on key accounting principles and internal controls. The Company's Audit Committee charter can be found on the Company's web site at http://www.activision.com/corpgov. The Audit Committee met five times during the fiscal year ended March 31, 2005.

The members of the Compensation Committee are Mr. Morgado (Chairperson), Ms. Isgur and Mr. Nolan, each of whom the Board has determined meets the applicable independence requirements. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy. The Compensation Committee also serves as the committee to administer the Company's incentive plans and employee stock purchase plans. The Compensation Committee's charter can be found on the Company's web site at http://www.activision.com/corpgov. The Compensation Committee consults frequently with senior management and met five times during the fiscal year ended March 31, 2005.

During the fiscal year ended March 31, 2005, the members of the Nominating and Corporate Governance Committee were Messrs. Henderson (Chairperson) and Morgado, both of whom the Board has determined meet the applicable independence requirements. Effective August 1, 2005, Mr. Sarnoff was appointed to the committee. The Board has determined that Mr. Sarnoff meets the applicable independence requirements. The Board has appointed Mr. Morgado to act as Chairperson of the Committee and Mr. Sarnoff to serve as a member of the Committee following the Annual Meeting. The Nominating and Corporate Governance Committee assists the Board by recommending to the Board nominees for election to the Board, recommending to the Board director nominees for each committee and for the position of chairperson for each committee, actively seeking individuals to become board members, reviewing developments in corporate governance and recommending formal governance standards to the Board. The committee also facilitates periodic evaluations of Board and committee effectiveness. The Nominating and Corporate Governance Committee met two times during the fiscal year ended March 31, 2005. The Nominating and Corporate Governance Committee charter can be found on the Company's website at http://www.activision.com/corpgov.

CERTAIN CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Company's Board is currently comprised of six independent directors and three management directors, and independent directors have comprised a majority of the Board for over ten years. See "Director Independence" below. Following the 2005 Annual Meeting, the Board will be comprised of five independent directors and three management directors. The Company complies with the NASDAQ's rules regarding Board composition and independent directors. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to Activision's management in the long-term interests of Activision and its Stockholders. The Board has established a regular meeting schedule calling for meetings at least every quarter. At least two of these meetings are to be held in person, and the others may be conducted by conference telephone or other similar equipment. The independent directors meet regularly in executive sessions without the management directors. Generally, written Board materials are distributed in advance of meetings and the Board schedules meetings with and presentations from senior level management on a regular basis.

Board Attendance at Annual Stockholders' Meeting

All directors are expected to attend the Company's Annual Stockholders' Meeting and all directors attended the 2004 Annual Meeting of Stockholders.

Director Independence

The Board assesses the independence of its members at least annually. The Board's assessment is based upon the listing standards of the NASDAQ, the federal securities laws and the regulations promulgated by the SEC thereunder, as well as the Company's Corporate Governance Principles and Policies.

As described elsewhere in this proxy statement, the Board has determined that all of its non-management directors are independent and that the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are currently composed entirely of independent directors in accordance with the applicable NASDAQ listing standards, SEC rules and, in the case of the Audit Committee, Section 10A of the Securities Exchange Act of 1934. Furthermore, the Board has determined that there are no interrelationships between the Compensation Committee and the boards of directors or committees of other companies.

Code of Ethics for Senior Executive and Senior Financial Officers

The Company has a Code of Ethics for Senior Executive and Senior Financial Officers, which applies to the Company's Chairman, Co-Chairman, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer and Controller and persons performing similar functions. A copy of the Company's Code of Ethics for Senior Executive and Senior Financial Officers is available both at the company's website at http://www.activision.com/corpgov and in print to any stockholder who requests it, in writing, to the Company's Corporate Secretary, Activision, Inc., 3100 Ocean Park Blvd., Santa Monica, CA 90405.

CRITERIA USED IN THE SELECTION OF DIRECTOR NOMINEES

As noted in the Board's Corporate Governance Principles and Policies, there are no specific criteria for the selection of nominees for director except to the extent required to meet applicable legal, regulatory and exchange requirements. As a general matter, the Board believes that candidates should show evidence of leadership in their particular field of business or expertise, have broad experience and the ability to exercise sound business judgment, have knowledge about the Company's business and be able to network in a way to promote the Company's interests.

In evaluating a candidate for director, the Nominating and Corporate Governance Committee considers, in addition to the criteria set forth in the Company's Corporate Governance Principles and Policies and such other criteria it determines to be appropriate under the circumstances, whether a candidate possesses the integrity, judgment, knowledge, experience, skills, expertise, and viewpoints that are likely to enhance the Board's ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties. When considering director nominees recommended by a stockholder, the Nominating and Corporate Governance Committee may also consider the factors described under "Stockholder Recommendation of Directors" set forth below.

The Nominating and Corporate Governance Committee has the authority to retain and terminate any search firm to help it identify director candidates and has the authority to approve such search firm's fees and other retention terms. The Nominating and Corporate Governance Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. Before engaging a search firm or other external advisors, the Nominating and Corporate Governance Committee will consult with the Company's Chairman and the Co-Chairman. The Company has in the past engaged, and will continue to engage in the future, third-party search firms to assist with the identification and evaluation of potential candidates for director.

Stockholder Recommendation of Directors

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. In addition to all of the factors that the Committee may consider when proposing director nominees to the Board, when considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee may also take into consideration the number of shares of the Company's common stock held by the recommending stockholder, the length of time that such shares have been held and the relationship, if any, between the recommending stockholder and the proposed director nominee.

To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

  •
  The name and address of the stockholder and evidence of the person's ownership of Company stock, including the number of shares beneficially owned and the length of time of ownership;

  •
  The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company, and the person's consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the Board;

  •
  A representation that the stockholder is entitled to vote at the annual meeting at which directors will be elected, and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; and

  •
  A description of any arrangements or understandings between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is made.

The stockholder recommendation and information described above must be sent to the Company's Corporate Secretary at Activision, Inc., 3100 Ocean Park Blvd., Suite 1000, Santa Monica, CA 90405, and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of Stockholders.

STOCKHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS; BOARD ATTENDANCE AT ANNUAL MEETINGS

Stockholder Communications With Board of Directors

To communicate directly with the Board, the non-management directors, or any of the committees of the Board, individually or as a group, stockholders of record may send written correspondence addressed to such director or directors in care of Activision, Inc., 3100 Ocean Park Blvd., Suite 1000, Santa Monica, CA 90405, Attn: Corporate Secretary.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to one or more of our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed. Communications to the Board, the non-management directors, or to any individual director that relate to the Company's accounting, internal accounting controls, or auditing matters will be referred to the Chairperson of the Audit Committee.

CORPORATE GOVERNANCE INITIATIVES IN FISCAL YEAR 2005

Over the past year, the Board has continued to refine and improve Activision's governance. As in past years, the Nominating and Corporate Governance Committee organized an extensive detailed self-evaluation process for the Board and each committee. The Chairman of the Nominating and Corporate Governance Committee also facilitated a discussion and examination of all aspects of how the Board functions, including meeting effectiveness, director involvement and development; retention and receipt of stockholder communications; committee governance, effectiveness and composition, including Board and committee assessment of each committee; stockholder nomination of potential director candidates; Board size, composition and independence; and calendar and attendance.

The Nominating and Corporate Governance Committee has been actively engaged in a search for an additional independent director matching the criteria determined by the Board. Mr. Kotick, the Chairman and Chief Executive Officer of the Company, presented Mr. Sarnoff to the Nominating and Corporate Governance Committee as a candidate for director of the Company. After evaluating several candidates, the Nominating and Corporate Governance Committee determined Mr. Sarnoff met the criteria determined by the Board and the Board recommended his nomination to stand for election as a director of the Company. The Nominating and Corporate Governance Committee continues to search for one or more independent directors matching the criteria determined by the Board.

In addition, in light of the Board's central role in seeking out, developing and retaining a strong management team to operate the Company, the Board has been actively engaged with management in succession planning matters to ensure continuity of management. Our Compensation Committee has reinforced the need to maintain a thorough succession plan by devoting a portion of the bonuses of certain of the Company's senior executives to the development of an acceptable succession plan and the establishment of a deep and talented pool of executives to deploy within the operations of the Company. In this regard, the Company recently hired Michael Griffith to succeed Ron Doornink as President and Chief Executive Officer of Activision Publishing, Inc.

The Board strongly believes that it is important for the Company not only to comply with all current regulatory and legislative requirements, but also to adopt and abide by high standards in its governance structure and activities. Therefore, the Board will continue to review all new proposals announced by Congress, the SEC and the NASDAQ and intends to be proactive in addressing such rules and regulations. Furthermore, the Board has created a new "Secretary to the Board" position, the purpose of which is to provide assistance and advice to the Board in its activities, and has appointed Kenneth L. Henderson to this position. The Secretary to the Board shall be compensated by the Company as if he were a non-employee director.

EXECUTIVE OFFICERS

None of the executive officers of the Company is related to any other executive officer or to any director, and each holds office at the discretion of the Board and subject to the terms of each executive officer's employment agreement. As of July 20, 2005, the executive officers of the Company were as set forth below.

Executive Officers

Robert A. Kotick, 42, has been a director of the Company since 1991 and Chairman and Chief Executive Officer of the Company since February 1991. Biographical information regarding Mr. Kotick is set forth under "Proposal 1—Election of Directors—Directors/Nominees."

Brian G. Kelly, 42, has been a director of the Company since 1995 and Co-Chairman of the Company since October 1998. Biographical information regarding Mr. Kelly is set forth under "Proposal 1—Election of Directors—Directors/Nominees."

Ronald Doornink, 51, has been a director of the Company since April 2003 and Chairman of Activision Publishing, Inc. since June 15, 2005. He served as President and Chief Executive Officer of Activision Publishing, Inc. from March 28, 2002 through June 14, 2005. Mr. Doornink has also served as President of the Company since 1998. Biographical information regarding Mr. Doornink is set forth under "Proposal 1—Election of Directors—Directors/Nominees."

William J. Chardavoyne, 53, Executive Vice President and Chief Financial Officer since January 2000. Mr. Chardavoyne has held various financial positions with such companies as Movietown.com, MTV Networks and Sony Pictures Entertainment/Columbia TriStar. Prior to this, Mr. Chardavoyne was a principal at Ernst & Young. He holds a B.B.A. degree in accounting from Hofstra University and is a certified public accountant.

Michael J. Griffith, 48, President and Chief Executive Officer of Activision Publishing, Inc. since June 15, 2005. From 1981 to 2005 he was employed by Procter & Gamble and served in a number of executive level positions. Most recently, from 2002, he served as President of Procter & Gamble's Global Beverage Division. From 1999 through 2002, Mr. Griffith served as Vice President, Coffee Products, and from 1997 to 1999, he served as Vice President and General Manager of Fabric & Home Care—NEA and Fabric & Home Care Strategic Planning—Asia for Procter & Gamble Asia. He also served in Procter & Gamble's Japan division. Mr. Griffith received a B.A. degree from Albion College and an M.B.A. degree from the University of Michigan.

George L. Rose, 44, Senior Vice President, General Counsel and Secretary since April 2000. Mr. Rose joined Activision in July 1995 and has held various positions of responsibility within the Business and Legal Affairs Department. Prior to joining Activision, Mr. Rose was in private practice in Los Angeles since 1986 with Manatt, Phelps & Phillips; Christensen, Miller et al.; Korbatov, Rose & Rubenstein; and Katten, Muchin & Zavis. Mr. Rose received his law degree from Harvard Law School and completed his undergraduate education at the University of Michigan.

Michael J. Rowe, 44, Executive Vice President, Human Resources since August 1999. Mr. Rowe joined Activision from Disney Consumer Products where he served as Vice President, Human Resources—North America from January 1998 to July 1999, where he led more than 50 human resource professionals. From 1987 to 1997, Mr. Rowe worked at Pepsico, Inc., where he served in various human resources leadership roles including as Vice President of the Taco Bell and Pepsi Cola divisions. Prior to this, Mr. Rowe was employed at General Motors' corporate headquarters. He holds a B.A. in economics from the University of Michigan and a Masters in industrial and labor relations from Cornell University.

Richard A. Steele, 49, President, Activision Distribution since March 1, 2002 and Executive Vice President, International Distribution since June 1999. Currently, in agreement with the Company, Mr. Steele has begun to limit his direct involvement in the day-to-day operations of the Company and those responsibilities will be assumed by other executives at the Company. Previously, Mr. Steele served as Managing Director of the Company's European Distribution Operations from November 1997 until June 1999. From 1985 until November 1997, Mr. Steele was employed by CentreSoft (acquired by the Company in November 1997), most recently as Managing Director. Mr. Steele holds a B.A. degree in English and related literature from the University of York.

Kathy Vrabeck, 42, President, Activision Publishing division since November 2003. Ms. Vrabeck served as Executive Vice President, Global Publishing and Brand Management from September 2000 to November 2003 and Executive Vice President, Global Brand Management from August 1999 to August 2000. Prior to joining Activision, Ms. Vrabeck was Senior Vice President/General Manager with ConAgra Foods, Inc. where she led a cross-functional business team responsible for $800 million in revenue. Before this, she served in various marketing and sales roles for the Pillsbury Company and also held positions at Quaker Oats Company and Eli Lilly & Company. Ms. Vrabeck received a B.A. degree from DePauw University and an M.B.A. degree from Indiana University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of June 20, 2005, with respect to the beneficial ownership of the Company's common stock by: (i) each Stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) each director and each nominee for election as director; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all executive officers and directors as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by him or her.

	Shares Beneficially Owned
Beneficial Owner	Number Owned	Right to Acquire (1)	Percent of Outstanding Shares (2)

Robert A. Kotick (3)	3,897,246	5,827,075	4.66%
Brian G. Kelly (4)	1,221,741	5,561,202	3.25%
Ronald Doornink	131,135	1,986,598	1.03%
Michael Griffith (5)	116,822	—	*
William J. Chardavoyne	49,872	6,667	*
Michael J. Rowe	9,000	183,501	*
Richard A. Steele	286,814	341,389	*
Kathy Vrabeck (6)	20,386	15,000	*
Robert J. Corti, director	—	49,167	*
Kenneth L. Henderson, director	4,916	255,417	*
Barbara S. Isgur, director	3,000	133,750	*
Robert J. Morgado, director	45,500	309,588	*
Peter J. Nolan, director	35,000	49,167	*
Richard Sarnoff, director	—	—	*
Goldman Sachs Asset Management L.P. (7)	11,982,766	—	5.90%
Mellon Financial Corporation (8)	10,982,869	—	5.41%
Ziff Asset Management L.P. (9)	14,720,000	—	7.25%
All directors and executive officers as a group (14 persons)	5,821,432	14,718,521	9.44%

*Percent of class less than 1%.

(1)
Shares of common stock that can be acquired within 60 days through the exercise of options or warrants.

(2)
The outstanding shares was computed based on 202,958,389 shares of the Company's common stock outstanding as of June 20, 2005 and, (i) in each individual's case, the number of shares of the Company's common stock issuable upon the exercise of the warrants or options exercisable within 60 days held by such individual, but does not include the number of shares of common stock issuable upon the exercise of any other outstanding director or employee warrants or options and, (ii) in the case of all directors and executive officers as a Group, the number of shares of the Company's common stock issuable upon the exercise of warrants or options exercisable within 60 days held by all such individuals.

(3)
Includes 84,332 shares owned directly by Delmonte Investments, L.L.C., of which Mr. Kotick is a controlling person. Does not include options to purchase 285,741 shares of common stock transferred by Mr. Kotick to an irrevocable trust for the benefit of his minor children with respect to which Mr. Kotick disclaims beneficial ownership.

(4)
Includes 84,332 shares owned directly by Delmonte Investments, L.L.C., of which Mr. Kelly is a controlling person.

(5)
Shares owned represents a restricted stock grant that vests ratably over three years commencing on June 30, 2008.

(6)
Includes 9,000 shares owned by Ms. Vrabeck's spouse with respect to which Ms. Vrabeck disclaims beneficial ownership.

(7)
Goldman Sachs Asset Management L.P. has sole voting power over 8,225,664 shares of common stock and sole dispositive power over 8,987,075 shares of common stock. This information is based upon a Schedule 13G publicly filed by Goldman Sachs on February 9, 2005. The address for Goldman Sachs Asset Management is 32 Old Slip, New York, New York 10005.

(8)
Mellon Financial Corporation has sole voting power over 4,253,430 shares of common stock, shared voting power over 90,700 shares of common stock, sole dispositive power over 8,121,112 shares of common stock, and shared dispositive power over 90,700 shares of common stock. This information is based upon a Schedule 13G/A publicly filed by Mellon Financial Corporation on February 11, 2005. The address for Mellon Financial Corporation is One Mellon Center, Pittsburgh, Pennsylvania 15258.

(9)
Ziff Asset Management L.P. has shared voting power and shared dispositive power over 11,040,000 shares of common stock. This information is based upon a Schedule 13G/A publicly filed by Ziff Asset Management on February 3, 2005. The address for Ziff Asset Management is 283 Greenwich Avenue, Greenwich, Connecticut 06830.

COMMON SHARE PRICE PERFORMANCE GRAPH

The graph below compares the Company's cumulative total stockholder return on its common stock for the period from March 31, 2000 through March 31, 2005, with the total cumulative return of the NASDAQ Market Index and RDG Technology Composite Index over the same period.

The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of the Company's common stock.

The graph below shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

*
$100 invested on 3/31/00 in stock or index–
including reinvestment of dividends.
Fiscal year ending March 31.

COMPENSATION

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mr. Morgado (Chairman), Ms. Isgur and Mr. Nolan, none of whom is, or has been, an officer or employee of the Company. None of the members of the Compensation Committee during fiscal 2005 (i) had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of related party transactions, and (ii) was an executive officer of a company of which an executive officer of the Company is a director. The Board has determined that each of Mr. Morgado, Ms. Isgur and Mr. Nolan meets the applicable definition of "independent" in the current rules of the NASDAQ Stock Market.

Director Compensation

General.    Non-employee directors of Activision, Inc. receive a mix of compensation, which includes an annual cash retainer, stock options and specific fees for services rendered. These specific fees are identified and listed in the table below. Messrs. Kotick, Kelly and Doornink are officers and employees of the Company and do not receive any additional compensation for their Board activities.

As noted in the tabular summary below, the Board has modified the compensation to be paid to non-employee directors, effective at the 2005 Annual Meeting. Non-employee directors elected at the meeting will receive the compensation listed in the table below under the heading "Comparative Summary of Director Compensation 2004-2005". In addition to the compensation listed in the table, non-employee directors are reimbursed for expenses incurred in attending Board, committee and stockholder meetings.

The Company believes that directors should be familiar with the Company's intellectual properties and those of its competitors. From time to time, the Company provides directors with representative samples of the Company's software, third-party console platforms and competitive products. The Board and the Compensation Committee believe that receiving these products serve a business purpose by familiarizing directors with the Company's products, its intellectual properties, and the current competitive marketplace for videogame software.

The Company maintains a directors' and officers' insurance policy which insures the directors of the Company from any claim arising out of an alleged wrongful act by such persons in their capacity as directors of the Company. In addition, the Company has entered into indemnification agreements with its directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, provided that the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company (and with respect to any criminal action, suit or proceeding, provided further that he or she had no reasonable cause to believe that his or her conduct was unlawful). The indemnification agreements also require the Company to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company believes that these agreements are necessary to attract and retain qualified persons as directors.

The 2005 Compensation Plan.    As part of its annual review of directors' compensation, the Board unanimously approved the recommendations jointly made by its Nominating and Corporate Governance Committee and its Compensation Committee to adjust the compensation paid to the Company's non-employee directors. These modifications take effect at the conclusion of the 2005 Annual Stockholders Meeting. The Board believes that the compensation changes are consistent with the increasing responsibilities placed on directors by the Company and because of the operations of current law, administrative regulations and NASDAQ rules. The compensation changes also reflect the unique responsibilities of certain non-employee directors in conjunction with their work on the Audit, Nominating and Corporate Governance and Compensation Committees.

Alignment with Stockholders' Interests.    Activision's compensation plan for non-employee directors is closely linked with its stockholders' interests through the grant of stock options and the promulgation of stock ownership and retention guidelines. Upon the earlier of a non-employee director's initial appointment or election to the Board, such director receives a grant of options to purchase 30,000 shares of Company common stock; at each subsequent re-election, a non-employee director receives options to purchase 12,500 shares of Company common stock for service to the Company. These options vest ratably every six months over a two-year period. These are only guidelines, and the Board retains discretion to make grants outside of such guidelines as it deems appropriate and to otherwise change the guidelines from time to time.

In addition to the option programs, each non-employee director is required, within four years of such non-employee director's first election to the Board, to own shares of Company common stock having a value of at least three years' annual retainer for service on the Board. Non-employee directors are subject to these guidelines for as long as they continue to serve on the Board. In the event that any director is not re-elected to the Board or voluntarily retires from the Board, such director would continue to be governed by the guidelines for a period of six months after he or she leaves the Board. The Board's policies in this area are intended to foster the identity of interests between service as a director of Activision and the enhancement of stockholder value.

Comparative Summary of Director Compensation 2004-2005.    Set forth below is a table summarizing cash and equity compensation that the Company pays to its non-employee directors.

	Current	Effective September, 2005

Cash Compensation for Directors
Annual Retainer	$30,000	$45,000
For Each Board Meeting	$1,200	$1,500
For Each Telephone Board Meeting	$950	$1,000
For Each Committee Meeting	$1,000	$1,000
For Each Telephone Committee Meeting	$750	$750
For Serving as Chairman of the Audit Committee	$10,000	$20,000
For Serving as Chairman of the Compensation Committee	$5,000	$20,000
For Serving as Chairman of the Nominating and Corporate Governance Committee	$5,000	$10,000
Per Day for Special Assignments	$1,000	$1,000
For Serving as an Audit Committee Member	$5,000	$5,000
Equity Compensation for Directors
Annual Stock Option Grant upon Re-election to the Board	12,500	12,500
Initial Stock Option Grant upon Appointment or Election to the Board	30,000	30,000

New Plan Benefits    As discussed above, our non-employee directors are entitled to receive an annual grant of 12,500 options. The following table sets forth the number of shares of our common stock underlying options that will be automatically awarded to our non-employee directors assuming that all nominees are re-elected at the Annual Meeting.

New Plan Benefits Table
2003 Equity Incentive Plan

Name and Position (1)	Dollar Value ($)	Shares

All Current Directors Who Are Not Executive Officers, as a Group (5 Persons) (2)	(3)	62,500

(1)
Because awards that might be made under the Plan to our executive officers and non-executive employees will depend on the discretionary actions of the Compensation Committee and the fair market value of our common stock at various future dates, it is not currently possible to determine the benefits that might be received by these persons.

(2)
Assumes all five of our non-employee directors who are nominated for re-election are re-elected at the Annual Meeting.

(3)
The dollar value of awards is based on the fair market value of our common stock on the date of grant, and is not determinable as of the mailing date of this proxy statement.

Compensation Committee Report on Executive Compensation

The Compensation Committee is responsible for administering the Company's stock option and incentive plans and the Company's employee stock purchase plans. In September 2002, the Board adopted a formal charter that describes these responsibilities and provides that all members of the Compensation Committee must be independent, as defined in applicable regulations and listing standards.

In addition to its administration of the Company's equity incentive plans, the Compensation Committee reviews and approves the compensation policies that are specifically applicable to senior executives of the Company and establishes the compensation guidelines which govern all other Company employees. Towards this end, the Compensation Committee is responsible for:

  •
  reviewing and approving the compensation of the following senior officers of the Company: the Chairman, the Co-Chairman, the President of Activision Publishing, Inc, and all Company executives that report directly to the President of Activision Publishing, Inc.;

  •
  exercising oversight of compensation practices that affect all employees; and

  •
  setting the annual guidelines for salary administration, merit awards and option grants.

The Compensation Committee reports regularly to the Board on its actions and recommendations.

Activision's Compensation Philosophy and Objectives

The Compensation Committee is guided by the following key principles in determining the compensation programs for the Company's executives and other employees:

  •
  Competitive Requirements.    Compensation should reflect the competitive marketplace so that the Company can attract, retain and motivate talented individuals. Because the Company has grown rapidly in size and reputation and now has sizeable staffing needs, the Compensation Committee is acutely sensitive to marketplace conditions as it shapes compensation policies to support the Company's business expansion strategy.

  •
  Alignment with Stockholders' Interests.    Compensation should be substantially aligned with the interests of the Company's stockholders. A significant component of executive compensation should be tied to the Company's success in delivering stockholder value. In accord with this objective, the Committee uses (a) stock options and (b) annual bonus metrics that heavily value delivery of and improvement in operating earnings in determining the bonus opportunity for senior executives. The Committee may in the future use other forms of long-term equity compensation in lieu of or in addition to stock options.

  •
  Accountability for Achieving Clearly Defined Business Goals.    Executives should be held accountable for achieving clearly defined business performance goals. The Company's compensation plans annually measure the performance of executives in reaching or exceeding these goals. These goals may be expressed in financial terms and/or other objectively framed metrics that are communicated throughout the organization as a guide to performance expectations.

  •
  Accountability for Achieving Individual Goals.    In addition to business performance goals, executive compensation should also encourage and reward individual leadership in areas that are more qualitative in nature. Individualized goals are intended to foster professionalism, build loyalty and respect for the Company and its products, and encourage creative leadership. These goals may be defined, for example, as improvements to the Company's business reputation, implementation of constructive management succession plans throughout the Company, enhancement of professional development, improvements to the Company's internal and external communications, demonstration of industry leadership in terms of the quality, creativity and acclaim of its products.

  •
  Exercise of Independence.    The Compensation Committee is composed of independent directors, who rely on both internally generated information as well as externally developed data sources and expertise. The Compensation Committee believes that effective oversight in this area is best achieved by engaging, on a collaborative basis, the Company's senior management in formulating compensation plans. The Compensation Committee ultimately exercises its independent judgment on how to apply the guiding philosophical principles and objectives in developing, establishing and, most importantly, balancing the elements of the Company's executive compensation program.

Elements of Activision's Compensation Program

The Company's executive compensation program incorporates the following components:

  •
  An annual base salary.    The annual base salary of senior officers of the Corporation is principally dictated by contractual arrangements that the Compensation Committee approved. The Compensation Committee examines peer companies and uses annual salary surveys to assure that the Company's base salaries are set at appropriate levels to reward, retain and attract talented individuals.

  •
  A performance-based annual bonus.    Annual bonuses are based on the achievement of financial, business and individual goals that are established at the start of each fiscal year.

  •
  Long-term incentive and equity grants.    Generally, these awards consist of stock options that are intended (a) to retain talented employees and (b) to tie a significant component of compensation to a longer-term reward system that is also aligned with our stockholders' interests. For senior executives, grants are normally awarded as part of a contractual agreement that are intended to secure long-term commitments to the Company's multi-year business growth strategy. For other talented individuals, the Committee fixes annual grants by setting parameters that are based on an individual's position within the organization.

Each year, the Compensation Committee reviews the mix of these elements as part of its oversight of the Company's compensation program for executives. Over the last several years the Company has grown dramatically in size, profitability and cash flow. As a result, the mix has changed to better reflect the Company's current organizational maturity, its position in the video game sector and the competitive requirements of the marketplace. Although stock option grants are and will continue to be a powerful compensation tool, the Company has gradually shifted the balance of its compensation from equity awards towards performance-based cash compensation rewards. Because the latter prominently weighs earnings per share results and other financial metrics, the alignment between our executives' interests and our stockholders' interests is effectively maintained.

Review of Fiscal Year 2005

As in prior years, for fiscal year 2005, the Compensation Committee reviewed the compensation for the Company's senior executives against the compensation provided to executives in comparable positions at peer companies. The Committee believes that this analysis assists the Compensation Committee and the Board in validating current compensation policies that promote the Company's executive retention goals, ensure the proper motivation of the senior leadership of the Company, and aid recruitment of talented individuals. As the Company pursues an aggressive business strategy, its reputation as a leader in the industry, combined with favorable notice of a healthy work environment and a highly motivated work force, are critical foundations for attracting the talent essential to achieving the Company's ambitious growth plans.

In evaluating the Company's performance and each individual executive's fiscal 2005 performance, the Compensation Committee determined that the Company and its executives generally met or exceeded the goals that were established for the year. For fiscal year 2005, Activision reported consolidated net revenues of $1,406 million, an increase of $458 million over the results reported for year ended March 31, 2004, or an amount that is 48% higher than the previous year. The consolidated operating income for fiscal year 2005 was $184.6 million, an increase of $74.8 million over fiscal year 2004, or a 68% year over year increase. At the same time, the Company generated significant positive cash flow from operations and financing activities. Its balance sheet indicates a healthy liquidity and cash and short-term investments balance of $841 million, which represents a $253 million increase from the year ended March 31, 2004.

These results were the key indices in the Compensation Committee's consideration of fiscal 2005 executive bonuses. In addition, in establishing bonus payments for the executive officers, these substantial financial results were also reviewed against the backdrop of the Company's other significant achievement during fiscal 2005. For example:

  •
  The Company moved forward on a comprehensive succession plan for executive leadership, including documented objectives, procedures and processes.

  •
  The Company strengthened and broadened its franchises and intellectual property base, both of which are the enablers for future streams of revenues.

  •
  The Company has added to its studio strength and diversity through deliberate acquisitions and through the renewal of its relationships with key developers.

  •
  The Company has expanded its operating margins, which is a key to future results.

  •
  The Company has made significant improvements to its internal and external communications, which are intended to enhance collaborative understanding of its business strategies and to build stockholder value.

  •
  The Company has continued to add asset value as evidenced by increased earnings per share (EPS), a strong balance sheet, improved capital reserves, expanded shareholder equity and improved business reputation.

The Annual Bonus for the Chairman and Co-Chairman

The Compensation Committee believes that the Chairman and Co-Chairman's annual bonus should be clearly linked to the Company's financial performance. In determining and approving Messrs. Kotick and Kelly's fiscal year 2005 bonus, the Committee used a formula that defined the target bonus by specific objectives. The formula is heavily weighted towards the creation of stockholder value, with over 70% of the bonus opportunity dependent upon a significant improvement in the earnings per share (EPS) and the optimization of the Company's capital and cash position. The remainder of Messrs. Kotick and Kelly's bonus opportunity was determined by performances related to individual goals, including succession planning; improving Board processes; expanding franchise development; defining, communicating and executing a business growth strategy; and improving the reputation of the Company among investors and other interested parties. These measurements, when added to the EPS component, generated a bonus that equated to 90% of the bonus opportunity that was identified at the beginning of the year.

As has been the case in previous years, the Compensation Committee determined that Mr. Kotick and Mr. Kelly will receive their bonuses in stock option equivalents in place of a current cash payment. For 2005, Messrs. Kotick and Kelly have each been awarded 254,765 options, based on a Black Scholes value of the Company's options as calculated by the Compensation Committee's outside experts. This value is then reduced by 20%, representing the discounted value based on the fact that the granted options are restricted from being exercised for 24 months even though Messrs. Kotick's and Kelly's annual bonuses were currently earned.

Annual Bonus for Other Senior Executives

The Compensation Committee established the fiscal year 2005 bonuses for other senior executives in a similar manner as for the Chairman and Co-Chairman. The Compensation Committee reviewed the financial performance of the Company and weighed the individual performance of each executive against pre-established goals for the year. In light of their and the Company's achievements, the Company's senior executives were awarded fiscal year 2005 annual cash bonuses, as set forth in the Summary Compensation Table included in this proxy statement. As a group, the bonuses reflect the overall impressive financial performance of the Company for fiscal year 2005 and the significant individual accomplishments of each executive during fiscal year 2005.

2005 Stock Based Grants

Stock option grants continue to be an important aspect of compensation because they align the interests of the recipient with stockholder interest. The Compensation Committee also believes that, properly structured, options place a premium on loyalty to the Company, foster the retention of key executives and emphasize a long-term perspective. However, in recent years, the amounts awarded have been gradually reduced to modify their dilutive characteristics and to seek to comport with Institutional Shareholder Service's guidelines and to adjust for potential future stock option expensing requirements. For fiscal year 2005, the Compensation Committee limited aggregate grants to no more than three percent of the total shares outstanding. This guideline has been in place for the last two fiscal years. As a result, the Company has significantly reduced the annual dilutive impact of its stock-based compensation program and, combined with its enhanced operating position, is now better positioned to implement stock option expensing requirements, as and when required.

Stock Ownership and Retention Guidelines

Recently, the Compensation Committee recommended and the Board adopted new guidelines with respect to stock ownership by newly hired senior executives. Every newly hired senior executive must acquire and maintain shares of Activision stock or stock options, that have total value of at least 1.5 times the annual base salary of such executive. For newly appointed officers of the Company, the guidelines provide a two-year period to reach the minimum stock ownership requirement.

Section 162(m) Considerations

In structuring compensation programs and in awarding bonuses, the Compensation Committee considers the potential impact of Section 162(m) of the Code, adopted under the Revenue Reconciliation Act of 1993. This section disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1,000,000 in any taxable year paid to its chief executive officer or any of its four other highest paid officers unless (i) the compensation is payable solely on account of the attainment of performance goals, (ii) the performance goals are determined by a committee of two or more outside directors, (iii) the material terms under which compensation is to be paid are disclosed to and approved by stockholders, and (iv) the committee certifies that the performance goals were met.

As discussed above, the Company's executive compensation program incorporates three components: an annual base salary, a performance-based annual bonus, and long-term incentive and equity grants. None of the Company's executives' salaries exceed $1.0 million, and the Company may therefore deduct the full amount of each executive's salary in any taxable year. With respect to the performance-based annual bonuses, the Compensation Committee has structured annual cash bonuses to executives so that they are based on the achievement of annual performance goals in order to qualify for tax deductibility without regard to the Section 162(m) limitations. With respect to long-term incentive and equity grants, the Compensation Committee has determined, in light of the competitive environment in which the Company operates, that stock options or other equity-based compensation are necessary to attract and retain the best executives, whether or not the option exercises result in expenses that are fully deductible under Section 162(m). Nevertheless, in recognition of the costs to the Company arising from its inability to deduct fully the value of long-term incentive and equity grants, the Compensation Committee has recommended to the Board that the Company seek stockholder approval of the Company's 2003 Incentive Plan so that future grants under the 2003 Incentive Plan will not be subject to the deductibility limits under Section 162(m).

COMPENSATION COMMITTEE Robert J. Morgado, Chairperson Barbara S. Isgur Peter J. Nolan

COMPENSATION OF EXECUTIVES

The following table sets forth certain information with respect to the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 2005, 2004 and 2003, of those persons who were at March 31, 2005 (i) the Chief Executive Officers of the Company and of Activision Publishing, Inc., the Company's operating subsidiary and (ii) the Company's four other most highly compensated executive officers whose salary and bonus exceeded $100,000. The table also includes information with regard to compensation of the Co-Chairman due to his length of service with the Company and senior level position. All such persons are collectively referred to as the "Named Executives."

Summary Compensation Table

								Long-Term Compensation
		Annual Compensation
								Securities Underlying Options (#) (17)
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Other Compensation ($)

Robert A. Kotick Chairman, Chief Executive Officer and Director	2005 2004 2003	494,134 474,169 408,375	(1) (2) (3)	– – –	(4) (5) (6)	7,778 9,076 4,380	(9)	254,765 956,426 1,356,000
Brian G. Kelly Co-Chairman and Director	2005 2004 2003	494,134 474,169 408,375	(1) (2) (3)	– – –	(4) (5) (6)	5,990 6,788 2,775	(10)	254,765 956,426 1,356,000
Ronald Doornink Chief Executive Officer, Activision Publishing, Inc.; President, Activision, Inc. and Director (12)	2005 2004 2003	550,000 467,500 425,000		557,000 385,056 192,694		36,472 53,405 3,506	(11)	66,667 – 2,955,000
William J. Chardavoyne Executive Vice President and Chief Financial Officer	2005 2004 2003	365,000 345,000 325,000		197,648 226,372 176,666	(7)	19,327 5,171 5,072	(13)	– 66,000 305,964
Michael J. Rowe Executive Vice President,	2005 2004 2003	350,000 305,000 285,000		211,680 190,061 132,668	(8)	5,284 3,812 1,740	(14)	180,000 66,000 65,152
Richard A. Steele President, Activision Distribution and Executive Vice President International Distribution	2005 2004 2003	398,724 330,727 259,526		374,622 439,750 153,286		39,683 33,073 25,953	(15)	266,667 66,000 –
Kathy Vrabeck President, Activision Publishing Division	2005 2004 2003	500,000 420,833 365,000		423,750 376,700 85,848		15,112 32,703 4,987	(16)	– 500,000 696,000

(1)
Represents salary paid between April 1, 2004 and December 31, 2004. Mr. Kotick and Mr. Kelly each elected to forego their salary in the amount of $164,711 for the period from January 1, 2005 through March 31, 2005.

(2)
Represents salary paid between April 1, 2003 and January 15, 2004. Mr. Kotick and Mr. Kelly elected to forego their salary in the amount of $124,781 for the period from January 16, 2004 through March 31, 2004.

(3)
Represents salary paid between April 1, 2002 and December 31, 2002. Mr. Kotick and Mr. Kelly elected to forego their salary in the amount of $136,125 for the period from January 1, 2003 through March 31, 2003.

(4)
Mr. Kotick's and Mr. Kelly's bonuses were paid in the form of options to purchase common stock. On June 20, 2005, each was granted options to purchase 254,765 shares of the Company's common stock which are included in the column "Securities Underlying Options." Messrs. Kotick and Kelly received the 2005 fiscal year bonus because they achieved specific performance goals fixed by the Compensation Committee at the beginning of the fiscal year.

(5)
Mr. Kotick's and Mr. Kelly's bonuses were paid in the form of options to purchase common stock. On April 29, 2004, each was granted options to purchase 506,426 shares of the Company's common stock which are included in the column "Securities Underlying Options." Messrs. Kotick and Kelly received the 2004 fiscal year bonus because they achieved specific performance goals fixed by the Compensation Committee at the beginning of the year.

(6)
Mr. Kotick's and Mr. Kelly's bonuses were paid in the form of options to purchase common stock. On April 1, 2003, each was granted options to purchase 306,000 shares of the Company's common stock which are included in the column "Securities Underlying Options." Messrs. Kotick and Kelly received the 2003 fiscal year bonus because they achieved specific performance goals fixed by the Compensation Committee at the beginning of the year.

(7)
Includes a cash payment in the amount of $24,750 that Mr. Chardavoyne received pursuant to a bonus restructuring plan.

(8)
Includes a cash payment in the amount of $21,375 that Mr. Rowe received pursuant to a bonus restructuring program.

(9)
Represents the Company's contribution of $1,851 to Mr. Kotick's 401(k) plan and $5,927 of life insurance premiums paid by the Company for the benefit of Mr. Kotick.

(10)
Represents the Company's contribution of $2,101 to Mr. Kelly's 401(k) plan and $3,889 of life insurance premiums paid by the Company for the benefit of Mr. Kelly.

(11)
Represents the Company's contribution of $5,980 to Mr. Doornink's 401(k) plan, $17,975 of life insurance premiums paid by the Company for the benefit of Mr. Doornink and a discount of $12,517 recognized on the purchase of common stock pursuant to the Company's Second Amended and Restated 2002 Employee Stock Purchase Plan.

(12)
As of June 15, 2005, Mr. Doornink no longer serves as President and Chief Executive Officer of Activision Publishing, Inc. Mr. Doornink now serves as the Chairman of Activision Publishing, Inc. and continues to serve as President and a director of the Company.

(13)
Represents the Company's contribution of $3,320 to Mr. Chardavoyne's 401(k) plan and $3,384 of life insurance premiums paid by the Company for the benefit of Mr. Chardavoyne and a discount of $12,623 recognized on the purchase of common stock pursuant to the Company's Second Amended and Restated 2002 Employee Stock Purchase Plan.

(14)
Represents the Company's contribution of $3,044 to Mr. Rowe's 401(k) and $2,240 of life insurance premiums paid by the Company for the benefit of Mr. Rowe.

(15)
Represents the Company's contribution of $39,683 to Mr. Steele's retirement plan.

(16)
Represents the Company's contribution of $2,640 to Ms. Vrabeck's 401(k) plan, $2,268 of life insurance premiums paid by the Company for the benefit of Ms. Vrabeck and a discount of $10,204 recognized on the purchase of common stock pursuant to the Company's Second Amended and Restated 2002 Employee Stock Purchase Plan.

(17)
Includes options to purchase common stock granted in lieu of cash bonuses ("Bonus Options"). Bonus Options are included in the Summary Compensation Table in the fiscal year in which they are earned versus the fiscal year in which they are granted. Bonus Options are typically granted in the fiscal year following the fiscal year on account of which they are earned.

The following table sets forth information regarding individual grants of options to purchase the Company's common stock during the Company's 2005 fiscal year to each of the Named Executives. All such grants were made pursuant to the Company's equity compensation plans and approved by the Company's Compensation Committee. In accordance with the rules of the SEC, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective ten year option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's common stock. The hypothetical gains shown in this table are not intended to forecast possible future appreciation, if any, of the stock price.

Option Grants in Last Fiscal Year

	Individual Grants						Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term of 10 Years (2)
			% of Total Options Granted to Employees In Fiscal Year (1)				5%	10%
	Securities Underlying Options (#)				Exercise Price ($/Share)
Name						Expiration Date	Aggregate Value	Aggregate Value

Robert A. Kotick	506,427	(3)	9.0%		$10.3125	4/29/14	$3,285,445	$8,324,394
Brian G. Kelly	506,427	(3)	9.0%		10.3125	4/29/14	3,285,445	8,324,394
Ronald Doornink	66,667	(4)	1.2%		11.2125	5/3/14	469,836	1,191,173
William J. Chardavoyne	–		–		–	–	–	–
Michael J. Rowe	166,667 13,333	(5) (5)	3.0 0.2	% %	10.3125 10.3125	4/29/14 4/29/14	1,081,252 86,498	2,739,589 219,161
Richard A. Steele	266,667	(6)	4.7%		10.3125	4/29/14	1,730,002	4,383,339
Kathy Vrabeck	–		–		–	–	–	–

(1)
Options to purchase an aggregate of approximately 5,626,000 shares of common stock were granted during the fiscal year ended March 31, 2005, and options to purchase approximately 36,579,000 shares of common stock were outstanding as of March 31, 2005. No share appreciation rights were granted to any of the Named Executives during the last fiscal year.

(2)
Based on 201,030,623 shares of common stock outstanding as of March 31, 2005, and the low bid price as of such date of $14.64 per share, holders of common stock as of such date would realize hypothetical gains over the ten year period comparable to the option terms reflected in the above table of $1,851,492,038, assuming a 5% annualized stock appreciation rate, and $4,690,044,435, assuming a 10% annualized stock appreciation rate.

(3)
Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on April 29, 2004, and vested immediately upon grant. Messrs. Kotick and Kelly received this option grant in connection with a Compensation Committee determination that they had met certain performance goals fixed by the Compensation Committee for fiscal year 2004. Excludes options to purchase 254,765 shares of common stock which were granted to each of Mr. Kotick and Mr. Kelly on June 20, 2005 as a bonus for fiscal year 2005.

(4)
Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on May 3, 2004 and vest ratably over three years beginning on May 1, 2005.

(5)
Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on April 29, 2004, 20% of which vest on April 1, 2005, 20% of which vest on April 1, 2006 and 60% of which vest on March 31, 2007. The options were granted to Mr. Rowe in connection with the execution of his employment agreement.

(6)
Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on April 29, 2004, and vest ratably over 3 years beginning on April 1, 2005. The options were granted to Mr. Steele in connection with the execution of his employment agreement.

The following table sets forth information concerning the exercise of stock options during fiscal year 2005 by each of the Named Executives and the number and value at the fiscal year ended March 31, 2005 of unexercised options held by said individuals.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End (2)
	Number of Shares Acquired on Exercise
		Value Realized (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Robert A. Kotick	3,398,083	$48,363,052	5,517,215	732,220	$58,457,670	$6,006,914
Brian G. Kelly	3,333,334	50,964,051	5,148,702	937,500	53,221,453	7,475,344
Ronald Doornink	1,703,748	23,470,528	1,236,250	1,585,417	8,563,079	12,272,562
William J. Chardavoyne	225,007	3,490,458	253,464	158,493	1,728,468	1,067,824
Michael J. Rowe	190,159	1,848,619	60,000	338,493	335,802	1,883,566
Richard A. Steele	162,507	2,163,490	225,000	380,160	1,409,243	2,062,636
Kathy Vrabeck	405,005	5,310,692	180,001	858,491	1,112,914	6,856,197

(1)
Market value on the date of exercise, less option exercise price

(2)
Based on the NASDAQ closing sale price of the Company's common stock on March 31, 2005, of $14.80, less the option exercise price.

CERTAIN HISTORICAL INFORMATION

The following charts below set forth (i) the options granted in the last five fiscal years as a percentage of shares outstanding at the end of such fiscal year, (ii) the operating income of the Company for the last five fiscal years and (iii) a comparison of the Company's cumulative total stockholder return on its common stock for the period from March 31, 2000 through March 31, 2005, with the total cumulative return of the NASDAQ Market Index and RDG Technology Composite Index over the same period.

The charts below are based on historical data and are not intended to forecast the possible future performance of the Company or the Company's common stock.

The charts below shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

*
$100 invested on 3/31/00 in stock or index–
including reinvestment of dividends.
Fiscal year ending March 31.

EQUITY COMPENSATION PLANS

The following table sets forth the aggregate information for the Company's equity compensation plans in effect as of March 31, 2005 (amounts in thousands, except per share amounts):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	12,468	$6.86	312
Equity compensation plans not approved by security holders	24,813	$6.23	16,437
Total	37,281	$6.44	16,749

Stock Options

The Company currently maintains seven stock option plans. Of the seven, three have been approved by Stockholders, and four have been approved only by the Company's Board. However, this proxy statement is soliciting stockholder approval of the 2003 Plan, which is one of the four stock option plans that have only been approved by the Company's Board. In addition, although NASDAQ rules now require stockholder approval of all option plans, the Board and its Compensation Committee have, in the past, approved, without further Stockholder ratification, the issuance of options, outside of any plan, to certain employees of the Company.

On September 23, 1998, the stockholders of Activision approved the Activision 1998 Incentive Plan, as amended (the "1998 Plan"). The 1998 Plan permits the granting of "Awards" in the form of non-qualified stock options, incentive stock options ("ISOs"), share appreciation rights ("SARs"), restricted stock awards, deferred stock awards and other common stock-based awards to directors, officers, employees, consultants and others. The total number of shares of common stock available for distribution under the 1998 Plan is 13,500,000. The 1998 Plan requires available shares to consist in whole or in part of authorized and unissued shares or treasury shares. There were approximately 21,200 shares remaining available for grant under the 1998 Plan as of March 31, 2005.

On April 26, 1999, the Board approved the Activision 1999 Incentive Plan, as amended (the "1999 Plan"). The 1999 Plan permits the granting of "Awards" in the form of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred share awards and other common stock-based awards to directors, officers, employees, consultants and others. The total number of shares of common stock available for distribution under the 1999 Plan is 22,500,000. The 1999 Plan requires available shares to consist in whole or in part of authorized and unissued shares or treasury shares. There were approximately 17,900 shares remaining available for grant under the 1999 Plan as of March 31, 2005.

On August 23, 2001, the stockholders of Activision approved the Activision 2001 Incentive Plan, as amended (the "2001 Plan"). The 2001 Plan permits the granting of "Awards" in the form of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred stock awards and other common stock- based awards to directors, officers, employees, consultants and others. The total number of shares of common stock available for distribution under the 2001 Plan is 6,750,000. The 2001 Plan requires available shares to consist in whole or in part of authorized and unissued shares or treasury shares. There were approximately 284,500 shares remaining available for grant under the 2001 Plan as of March 31, 2005.

On April 4, 2002, the Board approved the Activision 2002 Incentive Plan (the "2002 Plan"). The 2002 Plan permits the granting of "Awards" in the form of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred share awards and other common stock-based awards to officers (other than executive officers), employees, consultants, advisors and others. The 2002 Plan requires available shares to consist in whole or in part of authorized and unissued shares or treasury shares. The total number of shares of common stock available for distribution under the 2002 Plan is 13,050,000. There were approximately 21,200 shares remaining available for grant under the 2002 Plan as of March 31, 2005.

On September 19, 2002, the stockholders of Activision approved the Activision 2002 Executive Incentive Plan (the "2002 Executive Plan"). The 2002 Executive Plan permits the granting of "Awards" in the form of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred share awards and other common stock-based awards to officers, employees, directors, consultants and advisors. The total number of shares of common stock available for distribution under the 2002 Executive Plan is 7,500,000. The 2002 Executive Plan requires available shares to consist in whole or in part of authorized and unissued shares or treasury shares. There were approximately 6,500 shares remaining available for grant under the 2002 Executive Plan as of March 31, 2005.

On December 16, 2002, the Board approved the Activision 2002 Studio Employee Retention Incentive Plan, as amended (the "2002 Studio Plan"). The 2002 Studio Plan permits the granting of "Awards" in the form of non-qualified stock options and restricted stock awards to key studio employees (other than executive officers) of Activision, our subsidiaries and affiliates and to contractors and others. The 2002 Studio Plan requires available shares to consist in whole or in part of authorized and unissued shares or treasury shares. The total number of shares of common stock available for distribution under the 2002 Studio Plan is 4,500,000. There were approximately 3,100 shares remaining available for grant under the 2002 Studio Plan as of March 31, 2005.

On April 29, 2003, our Board approved the Activision 2003 Incentive Plan (the "2003 Plan"). On July 26, 2005, our Board approved amendments to the 2003 Plan to conform the provisions of the 2003 Plan to Section 409A of the American Jobs Creation Act of 2004. The 2003 Plan permits the granting of "Awards" in the form of non-qualified stock options, SARs, restricted stock awards, deferred stock awards and other common stock-based awards to directors, officers, employees, consultants and others. The 2003 Plan requires available shares to consist in whole or in part of authorized and unissued shares or treasury shares. The total number of shares of common stock available for distribution under the 2003 Plan is 18,000,000. There were approximately 16,394,600 shares remaining available for grant under the 2003 Plan as of March 31, 2005.

Exercise Prices.    The exercise price for awards issued under the 1998 Plan, 1999 Plan, 2001 Plan, 2002 Plan, 2002 Executive Plan, 2002 Studio Plan and 2003 Plan (collectively, the "Plans") is determined at the discretion of the Board (or the Compensation Committee of the Board, which administers the Plans), and for ISOs, is not to be less than the fair market value of our common stock at the date of grant, and in the case of non-qualified options, must exceed or be equal to 85% of the fair market value of our common stock at the date of grant (except that the exercise price of non-qualified options issued under the 2003 Plan must be equal to at least the fair market value of our common stock on the date of grant). Options typically become exercisable in installments over a period not to exceed seven years and must be exercised within 10 years of the date of grant. However, certain options granted to executives vest immediately. Historically, stock options have been granted with exercise prices equal to or greater than the fair market value at the date of grant.

Employee Stock Purchase Plans

The Company currently has an employee stock purchase plan for all eligible United States domestic employees, the Second Amended and Restated 2002 Employee Stock Purchase Plan, and a separate stock purchase plan for all eligible international employees, the Amended and Restated 2002 Employee Stock Purchase Plan For International Employees. Proposal 3 in this proxy statement relates to amendments to these employee stock purchase plans which, if approved by the Stockholders, will increase by 1,500,000 the total number of shares of our common stock reserved for issuance under these plans. We refer you to Proposal 3 below for a description of the material terms of these employee stock purchase plans.

Non-Employee Warrants

The Company has granted warrants to purchase common stock to third parties in connection with the development of software and the acquisition of licensing rights for intellectual property. The warrants generally vest upon grant and are exercisable over the term of the warrant. The exercise price of third party warrants is generally greater than or equal to the fair market value of the Company's common stock at the date of grant. No third-party warrants were granted during the fiscal year ended March 31, 2005. As of March 31, 2005, 702,000 third party non-employee warrants to purchase common stock were outstanding with a weighted average exercise price of $6.04 per share.

EMPLOYMENT AGREEMENTS

Robert A. Kotick, Chairman and Chief Executive Officer, and Brian G. Kelly, Co-Chairman, each are parties to an employment agreement with the Company. The contracts are identical in all material respects and terminate on April 1, 2008. Both employment agreements provide that if one executive receives a benefit from the Company that the other executive does not receive, then the Company shall make a cash payment equal to the value of the benefit to the executive who did not receive the benefit. Each contract provides for annual base salaries of $658,845 for the fiscal year ended March 31, 2005 and annual base salary increases of 10% and permits additional increases at the Board and Compensation Committee's discretion. Each executive is also entitled to an annual bonus if the Company achieves financial and business objectives to be agreed upon annually and is eligible for a discretionary bonus. The Company maintains a $3,000,000 renewable term life insurance policy for ten years covering each of Mr. Kotick and Mr. Kelly and naming each executive's estate or other designee as beneficiary.

If either executive's employment is terminated for any reason, the Company will pay his salary through the date of termination or death and any unpaid bonuses for prior fiscal years. If his employment is terminated because of death or because he resigned for "good reason" or was terminated without "cause" (each as defined in their respective employment agreement), the Company will pay the pro rata portion of his bonuses for the current fiscal year. If the executive's employment is terminated because of death, the Company will also pay the executive's estate or beneficiaries an amount equal to 300% of his annual salary for the most recently ended fiscal year. If the executive has resigned for "good reason" or has been terminated without "cause," he will receive a termination payment, equal to the greater of (A) three times the annual salary and bonuses paid or payable for the most recently ended fiscal year, and (B) his salary payable for the unexpired term plus the annual and performance bonuses payable for the remaining term of the agreement (based on his bonuses-to-salary ratio for the two prior fiscal years). If the executive's employment agreement is terminated for any reason other than "cause" (as defined in his employment agreement), all of his options shall vest and be exercisable until the later of the fifth anniversary of such event or May 22, 2010.

Unless Mr. Kotick or Mr. Kelly resigns for good reason or is terminated for cause, the Company and the executive will enter, at the end of his employment, into a four year consulting agreement under which he shall provide services to the Company up to 20 hours per month; shall receive fee compensation equal to 80% of his annual salary the year preceding the end of his employment and certain continuing medical, vacation, expense and office benefits; and may engage in other activities not directly competitive with the Company.

If Mr. Kotick or Mr. Kelly is employed by the Company immediately prior to a "Change of Control" (as defined in the employment agreements), the Company is required to pay him in cash an amount equal to (A) the number of shares of Company common stock underlying each of his outstanding options, times (B) the amount, if any, by which the exercise price of his options or the "Closing Share Value", whichever is less, exceeds the "Initial Share Value" (each as defined in the employment agreements). If the Closing Share Value is greater than the exercise price of his options, then the executive shall have the right either to retain the outstanding options, exercise them, or exchange them for cash equal to the number of shares underlying the options multiplied by the amount by which the Closing Share Value exceeds the exercise price. Upon a Change of Control, all options then held by the executives shall immediately vest and be exercisable for ten years following the Change of Control, and the exercise price of their options will be adjusted to equal the lower of the weighted average exercise price of all of Mr. Kotick's or of Mr. Kelly's options (provided that any options with an exercise price lower than the weighted average exercise price will not be adjusted).

If Mr. Kotick or Mr. Kelly resigns between three and nine months after a Change of Control, the resigning executive will receive: (i) a pro rata portion of his annual and performance bonuses for that fiscal year; (ii) the termination payment due to him as if he had resigned for good reason; and (iii) the continued medical benefits due to him and his family as if he resigned for good reason. If the resigning executive has, or will receive, any compensation or recognize any income which constitutes an "excess parachute payment," the Company will pay all taxes payable by him as a result of the "excess parachute payment" as well as any taxes due on the taxes paid on behalf of him.

The two executives' employment agreements also contain a two (2) year "non-compete" and "non-solicitation" clause. This clause does not apply in the event that the Company fails to pay the executive his termination or Change of Control compensation or otherwise fails to comply with its obligations under the employment agreements during those two years.

Ronald Doornink is party to an employment agreement with Activision Publishing, Inc., which terminates June 30, 2007, and pursuant to which Mr. Doornink will serve as President of the Company and Chairman of Activision Publishing, Inc. until December 31, 2005. Beginning January 1, 2006, and until June 30, 2007, Mr. Doornink will remain an employee of the Company and will serve in an executive advisory role and perform such other services as the Board or Company's management may reasonably request. Mr. Doornink's base salary for the fiscal year ending March 31, 2006 is $605,000, but beginning January 1, 2006, Mr. Doornink's salary shall decrease to $250,000 per year. Mr. Doornink may also be eligible for an annual bonus if he and the Company achieve pre-determined financial and business objectives. The Company maintains a $3,000,000 renewable term life insurance policy for ten years covering Mr. Doornink and naming his estate or other designee as beneficiary.

If Mr. Doornink's employment is terminated, the Company will pay his salary through the date of his termination. If the termination is due to his death or disability, the Company will pay any unpaid bonuses for prior fiscal years, the pro rata portion of any bonus he has earned for the current fiscal year, and 300% of his annual salary for the most recently ended fiscal year (less any payments received under any Company funded disability insurance plan).

In addition, the Company shall continue medical coverage for him (only if he is terminated for disability) and his family, for two years. The Company has obtained insurance to cover the potential costs arising from payments to be made to the executive, his estate, or his beneficiaries in the event of termination due to his death or disability. If the Company terminates him without "cause" (as defined in his employment agreement), he will receive the same payments and benefits as if the termination was due to his death, except that instead of receiving 300% of his salary, he shall receive 50% of his base salary through June 30, 2007, and 100% of his annual bonuses (based on his bonus-to-salary ratio for the two prior fiscal years) for the remainder of the original term. If Mr. Doornink is terminated without cause, the options he received under his present employment agreement shall vest and be exercisable until the fifth anniversary of his termination, but options issued to him earlier will vest according to their original schedules.

If the Company terminates Mr. Doornink's employment immediately before a "Change of Control" (as defined in his employment agreement), all of his unvested options granted under his original employment contract shall immediately vest and shall remain exercisable for a period of five years after the Change of Control.

Mr. Doornink's employment agreement also contains a "non-compete" and "non-solicitation" clause which is effective during the term of the employment agreement, and the non-solicitation clause will stay in effect for an additional two years after either the end of the term of the employment agreement.

Michael J. Griffith entered into an employment agreement with Activision Publishing, Inc. on June 15, 2005. Under his employment agreement, Mr. Griffith will serve as President and Chief Executive Officer of Activision Publishing, Inc. until June 30, 2010. The contract provides for an annual base salary of $600,000 and annual base salary increases of 8% and permits additional increases at the Board and Compensation Committee's discretion. Mr. Griffith is also entitled to an annual bonus of up to the amount of his base salary, to be paid in cash, shares of the Company's stock, or options, if the Company achieves certain financial and business objectives to be agreed upon annually.

As an inducement to enter into the employment agreement, Mr. Griffith was granted an option to purchase an aggregate of 1,000,000 shares of the Company's common stock in two tranches of 350,000 options each and one tranche of 300,000 options. The first tranche of 350,000 options will vest ratably over five years, with 20% beginning in 2006. The second tranche of 350,000 options will vest on June 30, 2010, subject to accelerated vesting if Mr. Griffith achieves certain agreed upon performance objectives. The third tranche of 300,000 options will vest on June 30, 2010. All of the options have an exercise price equal to $17.12 per share, the fair market value of the Company's stock on the date of grant. Mr. Griffith was also granted 116,822 shares of restricted stock, which will vest ratably on June 30, 2008, June 30, 2009, and June 30, 2010. In the event that on May 15, 2010, Mr. Griffith's total compensation plus any severance payments received by him has not exceeded $20 million, Activision Publishing will pay Mr. Griffith the shortfall. Total compensation for this purpose includes his cumulative base salary, cumulative annual bonuses, the realized and unrealized gains from any and all stock options issued to him, the market value of all restricted stock grants issued to him plus the amounts realized by him from the sale of any such restricted stock.

If Mr. Griffith's employment is terminated for any reason, the Company will pay his salary through the date of termination or death, any unpaid bonuses for prior fiscal years, the pro rata portion of his annual and performance bonuses for the current fiscal year, and certain business and relocation expenses. If the termination is due to his death or disability, the Company will pay 300% of his annual salary for the most recently ended fiscal year and continue to provide medical insurance for him (in the case of disability) and his family for a two-year period. In the event of death, there will be an immediate vesting of a pro rata portion of the unvested portion of the second and third tranches of options. If the termination is for any other reason, Mr. Griffith will be paid 50% of his base salary through June 30, 2010, and 100% of his annual bonuses (based on his bonus-to-salary ratio for the two prior fiscal years) for the remainder of the original term, if any bonuses are awarded. The Company has obtained insurance to cover the potential costs arising from payments to be made to Mr. Griffith, his estate, or his beneficiaries in the event of termination due to his death or disability.

If Mr. Griffith is terminated without "cause" (as defined in his employment agreement) or he terminates his employment for good reason (as set forth in his employment agreement), he and the Company will enter into a consulting agreement at the end of his employment, for a period equal to the remaining employment period and an additional two years. For his consulting services, Mr. Griffith shall be paid an amount equal to 50% of his base salary through June 30, 2010 and $250,000 per annum thereafter.

Activision Publishing, Inc. has also entered into an employment agreement with Kathy Vrabeck providing for her employment as President, Activision Publishing division. Ms. Vrabeck's employment agreement expires on April 1, 2006. Under her agreement, Ms. Vrabeck is entitled to receive an annual base salary of $515,000 and an annual bonus which is based upon, among other things, the Company achieving certain financial and business objectives. The Company also maintains, while she is employed by the Company, a $2,000,000 term insurance policy or policies for a period of ten (10) years covering Ms. Vrabeck and naming her estate or other designee as beneficiary.

Michael J. Rowe is party to an employment agreement with the Company providing for his employment as Executive Vice President, Human Resources. Mr. Rowe's employment agreement expires on March 31, 2007. Under the agreement Mr. Rowe is entitled to an annual base salary of $365,000 beginning April 1, 2005.

Richard Steele is party to an employment agreement with Combined Distribution (Holding) Limited ("CDH") providing for his employment as President, Activision Distribution and Executive Vice President, International Distribution. Mr. Steele's employment agreement expires on March 31, 2006. Under the agreement, Mr. Steele is entitled to an annual base salary of £216,000 and annual base salary increases of at least 7%. Mr. Steele is also eligible to receive a bonus calculated in accordance with the provisions of the Company's international distribution incentive plan or the Company's executive bonus plan. Mr. Steele and CDH have determined that Mr. Steele will begin to limit his direct involvement in the day-to-day operations of CDH and those responsibilities will be assumed by other executives at CDH. It is anticipated that Mr. Steele's annual salary will be reduced over time proportionately to the reductions in the level of his direct involvement in day-to-day operations of CDH.

William J. Chardavoyne is party to an employment agreement with Activision Publishing, Inc. providing for his employment as Executive Vice President, Finance. Mr. Chardavoyne's employment agreement continues until it expires following one year's notice. Under the agreement, Mr. Chardavoyne is entitled to receive an annual base salary of $380,000 for the fiscal year ending March 31, 2006 and a discretionary bonus targeted at 60% of his base salary.

AUDIT COMMITTEE REPORT

During all of the fiscal year ending March 31, 2004, the members of the Audit Committee were Mr. Corti (Chairperson), Ms. Isgur and Mr. Morgado.

The role of the Audit Committee is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee, rather than management, is solely responsible for the appointment, compensation and oversight of the Company's independent auditors, and the independent auditors are required to report directly to the Audit Committee. The Audit Committee serves as an independent and objective party to monitor the Company's financial reporting process and internal control system. In this regard, the Audit Committee devoted a substantial amount of time reviewing the Company's efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee endeavors to maintain free and open communication between the Board, the independent auditors, the individuals engaged in internal audit activities, and the financial and senior management. Consistent with these functions, the Audit Committee encourages continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. Members of the Audit Committee may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The Audit Committee is also responsible for reviewing and approving all related party transactions involving the Company and any director, executive officer or family member. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by Activision employees received through established procedures of concerns regarding questionable accounting or auditing matters.

It should be noted that regardless of how well it is designed, any system of controls and procedures can only provide reasonable, and not absolute, assurance that the objectives of the policy are met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events. Because of these and other inherent limitations of control systems, there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

The Audit Committee's functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent directors are "independent" under the applicable rules. The Audit Committee occupies a Board-level oversight role, in which it provides advice, counsel, and direction to management and the independent auditors based on the information it receives, discussions with management and the independent auditors, and the experience of the Audit Committee's members in business, financial, legal, and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") audited the Company's financial statements for the fiscal years ended March 31, 2003, March 31, 2004 and March 31, 2005. The Audit Committee reviewed and discussed the audited financial statements for fiscal 2005 with the Company's management and with PricewaterhouseCoopers and discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. This review included a discussion with management of the quality, not merely the acceptability, of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company's financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers their independence.

The Audit Committee met quarterly in conjunction with the release of the Company's earnings to discuss the interim financial information contained in each quarterly earnings announcement with the Company's management and with PricewaterhouseCoopers. Further, the Audit Committee Chairperson and periodically other members of the Audit Committee participated in a telephonic conference call including management, PricewaterhouseCoopers and counsel where each addressed, prior to filing, the procedure for the preparation of periodic reports and the compliance as to form and material accuracy of statements made in the periodic quarterly and annual reports. In addition, the Audit Committee reviewed and discussed the Company's quarterly reports filed on Form 10-Q and the annual report filed on Form 10-K with the Company's management.

The Board has determined that each of the members of the Audit Committee meets the independence requirements and the financial literacy standards of the NASDAQ, as well as the independence requirements set forth in the federal securities laws, including the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. Although Mr. Corti is a certified public accountant, the other members of the Audit Committee are not certified public accountants, professional auditors or experts in the fields of accounting and auditing. To fulfill their duties, the members of the Audit Committee must rely on the information provided to them and on the representations made by management and the independent auditors.

Services Provided by the Independent Auditors

The Audit Committee has considered whether PricewaterhouseCoopers' provision of non-audit services is compatible with maintaining the independent auditor's independence and has concluded that it is compatible. In accordance with existing Audit Committee Charter and the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has pre-approved all audit and non-audit services to be provided by PricewaterhouseCoopers. These include audit services, audit-related services, tax services, and other services. In some cases, the Audit Committee has pre-approved services extending up to a year. Such services usually relate to a particular category or group of services and are subject to a specific budget.

Based on the Audit Committee's review and discussions noted above, the Audit Committee has recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended March 31, 2005, for filing with the SEC.

AUDIT COMMITTEE

Robert J. Corti, Chairperson Barbara S. Isgur Robert J. Morgado

Fiscal 2005 Audit Fees, Audit-Related Fees, Tax Fees, All Other Fees

During fiscal 2005, the Company retained PricewaterhouseCoopers to provide services in the following categories and amounts (amounts include out-of-pocket expenses incurred by PricewaterhouseCoopers in connection with providing such services and billed to the Company):

Principal Accountant Fees

	Year ending March 31,
	2005	2004

Audit fees (1)
Worldwide audit fee	$2,189,000	$499,000
Statutory audits	130,000	178,000
Accounting assistance and SEC documents	21,000	55,000

Total audit fees	2,340,000	732,000

Audit related fees (2)
401k audit	21,000	18,000
Sarbanes-Oxley Act, Section 404 readiness consulting	650,000	152,000
Accounting and reporting consultation fees	—	3,000

Total audit related fees	671,000	173,000

Tax fees (3)
Compliance	242,000	175,000
Planning and advice	195,000	297,000

Total tax fees	437,000	472,000

All other fees (4)	31,000	21,000

Total	$3,479,000	$1,398,000

(1)
Audit Fees: This category includes services provided in connection with the annual audit of the Company's financial statements (including required quarterly reviews of financial statements included in the Company's Form 10-Q), services provided in connection with the annual audit of the Company's internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, statutory audits required for certain of the Company's non-U.S. subsidiaries, comfort letters, consents, assistance with and review of documents filed with the SEC and other services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)
Audit Related Fees: This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. It includes services provided in connection with the annual audit of the Company's 401(k) benefit plan, consulting related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and consultation concerning financial accounting and reporting standards.

(3)
Tax Fees: This category includes services rendered for U.S. and foreign tax compliance and returns, transfer pricing, R&D tax credit and other technical tax consulting.

(4)
Other Fees: This category includes fees for all other services except those described above. For the year ended March 31, 2005, this category includes fees for services provided in connection with subscription to an online research tool and preparation of expatriate employees' tax returns.

PROPOSAL 2

APPROVAL OF THE ADOPTION OF THE ACTIVISION 2003 INCENTIVE PLAN

General

The Board adopted the 2003 Incentive Plan (the "2003 Plan") on April 29, 2003. Stockholder approval was not required for the effectiveness of the 2003 Plan, and it became effective on that date. Stockholder approval is not required for the continued effectiveness and operation of the plan. For several reasons, however, the Board believes that it is in the best interests of the Company and the stockholders that the 2003 Plan be submitted to the stockholders for approval.

Principally, the Board is requesting stockholder approval so as to allow the Company to obtain a tax deduction for certain compensation expenses associated with awards under the plan to employees covered by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). This Code section disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1,000,000 in any taxable year paid to its chief executive officer or any of its four other highest paid officers unless certain conditions are met. In the case of options, the conditions include, among others, a requirement that the options be granted pursuant to a plan that has been approved by the stockholders. While stockholder approval of the 2003 Plan will not enable the company to deduct the compensation expenses associated with the exercise of options previously granted under the plan, it will permit the deductibility of future option grants if they would otherwise qualify. Failure of the stockholders to approve the 2003 Plan will result in increases, potentially significant, in the amount of income taxes that will be payable by the Company in future years. The Board therefore believes that it would be in the best interests of the Company and the stockholders for the 2003 Plan to be ratified by the stockholders.

The purpose of the 2003 Plan is to assist the Company in attracting and retaining selected individuals to serve as directors, officers, employees, consultants, advisors and other key employees of the Company who will contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all Stockholders of the Company through the additional incentives inherent in the ownership of shares of the Company's common stock. Equity based compensation has been a major component of Activision's compensation programs over an extended period of time, and management and the Board believe that the ability of the Company to grant equity based compensation has been a significant factor in the Company's ability to achieve its growth and position. Through options, the interests of executives are aligned with those of our Stockholders because compensation is directly linked to an increase in share value. Many of the companies with whom we compete for executive talent rely heavily on stock options in their compensation programs, and we believe that our ability to continue to grant stock options is necessary for us to compete effectively in recruiting and retaining key employees as well as creative and technical talent.

We also recognize, however, our responsibility to keep the dilutive impact of stock options and other equity incentives within a reasonable range. For example, for the last few fiscal years, we have been limiting the size and frequency of option grants we made to our executive officers to instances where such officers have renewed their employment contracts. Furthermore, we have closely adhered to our broad-based stock option award guidelines. During fiscal 2005, a year in which our employee base grew by approximately 404 people, we carefully managed stock option issuances, granting options to purchase a total of 5,626,000 shares of common stock, or approximately 2.8% of our total common stock outstanding at March 31, 2005. In the three years prior to fiscal 2005, we granted stock options at an average annual rate of approximately 7.6% of total common stock outstanding.

The 2003 Plan authorizes the granting of incentive awards through grants of options to purchase common stock, share appreciation rights ("SARs"), deferred stock awards, performance-based awards, restricted stock and restricted stock unit awards (all referred to as "awards"). Awards under the 2003 Plan may be granted in combination with awards under our other stock option and incentive plans. A total of 18,000,000 shares of common stock are reserved for issuance in connection with awards under the 2003 Plan.

As of July 1, 2005, approximately 12,565,721 shares of common stock were reserved and available for new grants under the Company's existing stock option and incentive plans, and there were approximately 38,688,479 shares of common stock subject to outstanding awards under these and other plans and programs. The 2003 Plan provides the Company with the ability to grant options and make other stock based awards over an extended period of time, without the need to adopt a new plan or amend existing plans. The Board expects that no new option plans (and no increases in the size of existing plans) will be required for the next several fiscal years. This expectation is subject to the Company's needs with regard to any options in connection with any executive recruiting, acquisition or strategic transaction during this period. No such transactions are currently planned.

In addition, the Board has adopted a policy, and the 2003 Plan provides, that all options must be granted with an exercise price at least equal to fair market value of the underlying common stock on the date of grant.

If the Stockholders do not approve Proposal 2, the 2003 Plan will nonetheless remain in effect and awards will in the future be granted under the 2003 Plan. In addition, a substantial portion of the Company's compensation costs may not be tax deductible to the Company due to the requirement of Section 162(m) of the Code. This could potentially significantly adding to the Company's income tax liability and affecting its future cash flow.

The following summary of the principal terms and provisions of the 2003 Plan is qualified in its entirety by the terms of the 2003 Plan. Stockholders may, without charge, obtain copies of the 2003 Plan from the Company. Requests for the 2003 Plan should be addressed to the Company's Corporate Secretary, Activision, Inc., 3100 Ocean Park Blvd., Santa Monica, CA 90405.

DESCRIPTION OF THE 2003 PLAN

Shares Subject to the 2003 Plan

The maximum number of shares of common stock that may be subject of awards under the 2003 Plan is 18,000,000. No employee participating in the 2003 Plan may receive awards under the 2003 Plan with respect to more than 1,500,000 shares of common stock in any given year. Shares of common stock covered by any unexercised portions of terminated options, common stock forfeited by participants and common stock subject to any awards that are otherwise surrendered by a participant without receiving any payment or other benefit with respect thereto may again be subject to certain new awards under the 2003 Plan. In the event the purchase price of an option is paid in whole or in part through the delivery of shares of common stock, the number of shares of common stock issuable in connection with the exercise of the option shall not again be available for the grant of awards under the 2003 Plan. Shares of common stock subject to options, or portions of options, which have been surrendered in connection with the exercise of an SAR, are not again available for grant of awards under the 2003 Plan. The common stock to be issued or delivered under the 2003 Plan are authorized and unissued shares of common stock, issued shares of common stock that have been reacquired by the Company, or a combination thereof.

Eligibility

All officers, employees, directors, advisors and consultants of the Company or any of its subsidiaries or affiliates and certain other individuals are eligible to receive awards under the 2003 Plan subject to certain restrictions that apply to members of the Compensation Committee. It is estimated that approximately 1,900 individuals currently are eligible to participate in the 2003 Plan.

As all awards under the 2003 Plan are granted at the sole discretion of the Compensation Committee, it cannot be determined at this point which individuals or classes of employees will receive future awards under the 2003 Plan. As of July 1, 2005, the Company has granted 5,796,302 options and 116,822 shares of restricted stock and had made no other awards under the 2003 Plan.

Administration

The 2003 Plan is administered by the Compensation Committee of the Board, which is comprised of independent directors who are not employees of the Company. The Compensation Committee determines the officers, employees, consultants, directors and other individuals who will be eligible for and granted awards, determines the amount and type of awards, establishes rules and guidelines relating to the 2003 Plan, establishes and modifies the terms and conditions of awards (except that the exercise price of any options or SARs may not be reduced after the date of grant, except adjustments described below under "Antidilution Adjustments") and is permitted to take such other action as may be necessary for the proper administration of the 2003 Plan.

Options

"Non-qualified options" that do not meet the requirements of Section 422 of the Code are available for grant under the 2003 Plan. The term of each option will be determined by the Compensation Committee and the terms of each option may be varied by the Compensation Committee so long as it conforms with the 2003 Plan. Among other restrictions applicable to options generally, the exercise price per share for non-qualified options that are performance-based awards must be at least equal to 100% of the fair market value of a share of common stock on the date of grant. The exercise price of an option can be paid for (i) in cash, or by certified or bank check or wire transfer of immediately available funds, (ii) with the consent of the Compensation Committee, by tendering (actually or constructively) previously acquired shares of common stock (valued at its fair market value, as determined by the Compensation Committee as of the date of tender) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company's earnings), (iii) if shares of common stock are traded on a national securities exchange, the NASDAQ Stock Market or quoted on a national quotation system sponsored by the National Association of Securities Dealers, Inc. and the Compensation Committee authorizes this method of exercise, through the delivery of irrevocable instructions to a broker approved by the Compensation Committee to deliver promptly to the Company an amount equal to the purchase price, or (iv) with the consent of the Compensation Committee, by any combination of (i), (ii) and (iii) or through any other method expressly authorized by the Compensation Committee.

Options are not transferable except by will or the laws of descent and distribution and may be exercised only by the participant (or his or her guardian or legal representative) during his or her lifetime; provided, however, that non-qualified options and "related SAR's" (as defined below) may, under certain circumstances, be transferable to family members and trusts and other entities for the benefit of the participant or his family members.

Share Appreciation Rights

The 2003 Plan provides that SARs may be granted (i) in conjunction with all or part of any option granted under the 2003 Plan, at the time of the grant of such option or at any subsequent time during the term of the option (a "related SAR"); or (ii) without regard to any option. Upon the exercise of a related SAR, the related option, or the portion of such option in respect of which such related SAR is exercised, will terminate.

Restricted Shares and Restricted Share Units

The Company may award restricted shares and/or units which represent a conditional right to receive shares of common stock, cash or a combination of shares of common stock and cash in the future to selected participants. A grant of restricted shares gives a participant the right to receive shares of common stock subject to a risk of forfeiture based upon certain conditions. The forfeiture restrictions on the restricted shares may be based upon performance standards, length of service or other criteria as the Compensation Committee may determine.

Performance-Based Awards

Provided that the Stockholders approve the 2003 Plan, certain awards granted under the 2003 Plan may qualify as "performance-based compensation" (as such term is used in Section 162(m) of the Code and the regulations thereunder) and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code ("Performance-Based Awards"). Performance-Based Awards may be awarded to employees subject to the rules of Code Section 162(m), at any time and from time to time, as shall be determined by the Compensation Committee. Awards may only qualify as Performance Based Awards if, among other things, at the time of grant the Compensation Committee is comprised solely of two or more "outside directors." Such Performance-Based Awards may take the form of cash, common stock, options, SARs or any combination thereof. The Compensation Committee shall set performance goals based on specific performance measures which, depending on the extent to which such goals are met, will determine the number and/or value of such Performance-Based Awards that will be paid out to the participants. The maximum amount of Performance-Based Awards (other than options or SARs) that may be awarded to any employee during any fiscal year of the Company is $1,000,000. The maximum amount of Performance-Based Awards that are options or SARs that may be awarded to any employee during any fiscal year of the Company is options or SARs covering 1,500,000 shares of common stock. The Compensation Committee will establish in writing the objective performance goals applicable to a given period and the employee or class of employees to which such goals apply and may not revise such performance goals or increase the amount of compensation payable thereunder upon the attainment of such goals.

General Provisions

Antidilution Provisions.    The number of shares of common stock authorized to be issued under the 2003 Plan and subject to outstanding awards (and the grant or exercise price of such awards) may be adjusted to prevent dilution or enlargement of rights in the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of common stock or other securities, the issuance of warrants or other rights to purchase shares of common stock or other securities, or other similar change in capitalization.

Change of Control.    The 2003 Plan provides that the Compensation Committee may, in its discretion, determine that the terms of any award shall provide that upon a change of control of the Company, benefits accelerate and become fully exercisable and restrictions lapse. The Compensation Committee, in its discretion, may make other determinations upon the occurrence of a change of control of the Company relating to 2003 Plan awards.

Reorganization.    In the event of any reorganization, merger, consolidation, split-up, spin-off, or other business combination involving the Company (collectively, a "Reorganization"), the Compensation Committee or the Board of the Company may cause any award outstanding as of the effective date of the Reorganization to be cancelled in consideration of a cash payment or alternate award or a combination of both.

Employment Violations.    Each option agreement granted under the 2003 Plan shall provide that if any grantee of options (an "Optionee") is or shall become subject to an employment agreement with the Company and materially breaches his or her employment agreement, the Company shall have the right to require (i) the termination and cancellation of any unexercised options and (ii) payment by the Optionee to the Company of the "recapture amount." The "recapture amount" means the gross gain realized or unrealized by the Optionee upon each exercise of his or her options during the period beginning on the date which is twelve (12) months prior to the date of the Optionee's employment agreement violation.

Amendments to Awards

The Compensation Committee may amend or alter the terms of awards under the 2003 Plan, including the vesting or performance provisions of the grants of restricted stock or restricted stock units, but shall have no authority to reduce the exercise price of any options or SARs granted under the 2003 Plan (except in connection with adjustments as described above under the caption, "General Provisions—Antidilution Provisions").

Certain Federal Income Tax Consequences of the 2003 Plan

The following is a brief summary of the principal federal income tax consequences of awards under the 2003 Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

If non-qualified options are granted to a participant, there are no federal income tax consequences at the time of grant. Upon exercise of the non-qualified option, the participant must report as ordinary income an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise. The Company will receive a tax deduction in like amount. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

No income will be realized by a participant in connection with the grant of any SAR. The participant must include in ordinary income the amount of cash received and the fair market value on the exercise date of any shares of common stock received upon the exercise of an SAR. The Company will be entitled to a deduction equal to the amount includable in such participant's income by reason of the exercise of any SAR.

Except as described in the following paragraph, a grant of restricted stock or restricted stock units does not constitute a taxable event for either a participant or the Company. However, a recipient of restricted stock will be subject to tax, at ordinary income rates, based on the fair market value of the shares of common stock when they are no longer subject to a substantial risk of forfeiture or they become transferable. The Company will be entitled to take a commensurate deduction at that time. A recipient of restricted stock units will be subject to tax, at ordinary income rates, when the recipient receives the underlying common stock (or cash), based on the then fair market value of the shares of common stock. The Company will be entitled to take a commensurate deduction at that time.

A participant may elect to recognize taxable ordinary income at the time restricted shares are awarded in an amount equal to the fair market value of the shares of common stock at the time of grant, determined without regard to any forfeiture restrictions. Any such election must be filed with the Internal Revenue Service within 30 days of the date of grant. If such an election is made, the Company will be entitled to a deduction at that time in the same amount. Future appreciation on the restricted shares will be taxed as capital gains when the common stock is sold. However, if, after making such an election, the restricted shares are forfeited, the participant will be unable to claim any loss deduction.

Termination and Amendment

The 2003 Plan will terminate by its terms and without any action by the Board on April 28, 2013. No awards may be made after that date. Awards outstanding on April 28, 2013 will remain valid in accordance with their terms.

Subject to certain limitations, the Compensation Committee may from time to time, alter, amend, suspend or terminate the 2003 Plan as it deems advisable. However, neither the Compensation Committee nor the Board will be able to amend the 2003 Plan, without the approval of the Stockholders, to increase the number of shares of common stock that may be the subject of awards granted under the 2003 Plan (except for certain adjustments necessary to prevent dilution or enlargements of benefits available under the 2003 Plan with respect to a recapitalization, merger, consolidation or similar corporate transaction affecting the shares of common stock underlying awards granted under the 2003 Plan). In addition, no amendments to or termination of the 2003 Plan shall in any way impair the rights of a participant under any award previously granted without such participant's consent.

Unless the Stockholders approve the 2003 Plan, tax deductions otherwise available to the Company for certain awards made to certain key executives may be limited, in whole or in part.

REQUIRED VOTE AND BOARD OF DIRECTORS' RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the approval of the adoption of the 2003 Plan.

The Board recommends a vote FOR adoption of the 2003 Plan.

PROPOSAL 3

APPROVAL OF AMENDMENTS TO THE COMPANY'S SECOND AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN AND THE COMPANY'S AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN FOR INTERNATIONAL EMPLOYEES

GENERAL

On July 26, 2005, the Board adopted amendments to (i) the Company's Second Amended and Restated 2002 Employee Stock Purchase Plan (the "Domestic Purchase Plan") and (ii) the Company's Amended and Restated 2002 Employee Stock Purchase Plan For International Employees (the "International Purchase Plan", and together with the Domestic Purchase Plan, the "Employee Purchase Plans") and directed that the amendments be submitted to the Stockholders for their approval. The proposed amendments increase by 1,500,000 the total number of shares of our common stock reserved for issuance under the Employee Purchase Plans, an amount that we estimate will permit all current and potential employees to fully participate in the Employee Purchase Plans through at least fiscal year 2008. If our stockholders do not approve the amendments to the Employee Purchase Plans, the Employee Purchase Plans will remain effective, but the proposed increase in the number of shares of common stock reserved for issuance will not be effectuated.

The Domestic Purchase Plan, which the Board originally adopted on July 22, 2002, was approved by our stockholders on September 19, 2002. The Board subsequently amended the Domestic Purchase Plan on October 21, 2003 and March 2, 2005, and these amendments did not require approval of our stockholders. The International Purchase Plan was originally adopted by the Board on February 11, 2003 and was subsequently amended and restated on March 2, 2005. Neither the adoption of the International Purchase Plan nor the amendment to the plan required approval of our stockholders. The Employee Purchase Plans provide our employees with a convenient means of purchasing equity in the Company through payroll deductions or alternative methods of payment (as described below under "Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares"), enhances participating employees' sense of participation in the affairs of the Company, and provides an incentive for continued employment. At inception of the Employee Purchase Plans, a total of 1,500,000 shares (as adjusted for stock splits) of our common stock were reserved and made available for purchase under the Domestic Purchase Plan and, the number of shares available for purchase under the International Purchase Plan on any given date was equal to (i) 1,500,000 less (ii) the cumulative number of shares purchased under the Domestic Purchase Plan through such date. As of July 1, 2005, 1,143,407 shares have been issued under the Domestic Purchase Plan and 60,441 shares have been issued under the International Purchase Plan. The proposed amendments, if approved by our Stockholders, will increase the number of shares reserved for issuance under the Employee Purchase Plans to a total of 3,000,000 shares, 2,700,000 shares of which will be reserved for issuance under the Domestic Purchase Plan and 300,000 shares of which will be reserved for issuance under the International Purchase Plan.

Since the adoption of the Employee Purchase Plans, we have experienced significant growth in the number of our employees as well in the number of our employees who elect to participate in the Employee Purchase Plans. We believe that an increase in the number of shares of our common stock reserved for issuance under these plans is necessary to ensure that all of our employees are able to continue to participate in the plans for the next several years.

The following summary of the principal terms and provisions of each of the Employee Purchase Plans is qualified in its entirety by the terms of such Employee Purchase Plans. Stockholders may, without charge, obtain copies of the Employee Purchase Plans from the Company. Requests for the Employee Purchase Plans should be addressed to the Company's Corporate Secretary, Activision, Inc., 3100 Ocean Park Blvd., Santa Monica, CA 90405.

DESCRIPTION OF THE EMPLOYEE PURCHASE PLANS

Administration

The Employee Purchase Plans shall be administered by the Compensation Committee of the Board, each member of which is a "Non-Employee Director" as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board designates which of the Company's domestic subsidiaries may participate in the Domestic Purchase Plan (each, a "Domestic Subsidiary") and which of the Company's foreign subsidiaries may participate in the International Purchase Plan (each, a "Foreign Subsidiary"). The Domestic Subsidiaries and Foreign Subsidiaries are collectively referred to as the "Subsidiaries."

Eligibility

  Domestic Stock Purchase Plan

Any employee of the Company or any Domestic Subsidiary (who meets the following requirements is eligible to participate in an Offering Period (as defined below) under the Domestic Purchase Plan:

  a.
  his or her customary employment is for more than five months per calendar year and for more than 20 hours per week; and

  b.
  he or she was employed by the Company or any Domestic Subsidiary on the 15th day of the month before the beginning of such Offering Period.

Notwithstanding the above, an employee of the Company or its Domestic Subsidiaries may not be eligible to participate in the Domestic Purchase Plan if:

  a.
  (i) such employee, pursuant to Section 424(d) of the Code and Section 1.423-2(d) of the Treasury Regulations thereunder, owns stock or holds options to purchase stock or, as a result of participation in the Domestic Purchase Plan, would own stock or hold options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Domestic Subsidiaries; or

  b.
  his or her participation in the Domestic Purchase Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Domestic Purchase Plan.

As of July 1, 2005, approximately 1,430 employees of the Company and its Domestic Subsidiaries would be eligible to participate in the Domestic Purchase Plan.

  International Stock Purchase Plan

Any employee of any Foreign Subsidiary who meets the following requirements is eligible to participate in an Offering Period (as defined below) under the International Purchase Plan:

  a.
  his or her customary employment is for more than five months per calendar year and for more than 20 hours per week; and

  b.
  he or she was employed by a Foreign Subsidiary on the 15th day of the month before the beginning of such Offering Period.

Notwithstanding the above, an employee of a Foreign Subsidiary may not be eligible to participate in the International Purchase Plan if his or her participation is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the International Purchase Plan.

As of July 1, 2005, approximately 470 employees of Foreign Subsidiaries would be eligible to participate in the International Purchase Plan.

Offering Dates

While the Employee Purchase Plans are in effect, two Offering Periods (the "Offering Periods") shall commence in each calendar year. The Offering Periods shall consist of the six month periods commencing on each April 1 and October 1. The first day of each Offering Period is referred to as the "Offering Date".

Accumulation Periods

Each Offering Period shall also be referred to as an "Accumulation Period" commencing on each April 1 and October 1. The last business day of each Accumulation Period is referred to as the "Purchase Date." The Compensation Committee shall have the power to change the duration of Accumulation Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Accumulation Period to be affected.

Participation

Eligible employees may become participants in an Offering Period under an Employee Purchase Plan on the first Offering Date after satisfying the eligibility requirements by delivering not later than the 15th day of the month before such Offering Date to the payroll department (the "payroll department") of the Company or a Domestic Subsidiary (in the case of the Domestic Purchase Plan) or a Foreign Subsidiary (in the case of the International Purchase Plan) (in each case, whichever entity employs such employee) a subscription agreement authorizing payroll deductions or, in certain instances under the International Purchase Plan, committing to make Alternative Payments (as defined below under "Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares"). Once an employee becomes a participant in an Offering Period, such employee will automatically participate in subsequent Offering Periods unless the employee ceases to be an eligible employee, withdraws from such Employee Purchase Plan or terminates further participation in the Offering Period.

Purchase Price

The purchase price per share (the "Purchase Price") at which a share of common stock will be sold on any Purchase Date shall be eighty-five percent (85%) of the lesser of:

  a.
  the Offering Date fair market value for the Offering Period that includes such Purchase Date; or

  b.
  the fair market value on the Purchase Date.

Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares

  a.
  The purchase price of the shares is accumulated by regular payroll deductions made during each Accumulation Period. In the case of the International Purchase Plan, if the laws of the applicable jurisdiction in which a Foreign Subsidiary is located do not allow payroll deductions, the purchase price of the shares may be accumulated by "Alternative Payments" such as the delivery of a certified or bank check drawn on immediately available funds (or such other form of payment acceptable to the Foreign Subsidiary in its sole and absolute discretion) at such times and in such manner acceptable to the Company. Payroll deductions, if applicable, are made as a percentage of the employee's compensation in one percentage point (1%) increments of not less than two percent (2%) nor greater than fifteen percent (15%).

  b.
  On each Purchase Date, as long as the relevant Employee Purchase Plan remains in effect, the Company shall apply the funds then in the participant's account containing his or her payroll deductions or Alternative Payments (a "Plan Account") to the purchase of whole shares of common stock reserved under the option granted to such participant with respect to the Offering Period. Any cash remaining in a participant's Plan Account after such purchase of shares shall be refunded to such participant in cash; except that any amount remaining in a participant's Plan Account on a Purchase Date solely because it is less than the amount necessary to purchase a full share of common stock shall be carried forward, without interest, into the next Accumulation Period. In the event that any Employee Purchase Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned, without interest, to the participant. No common stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Employee Purchase Plan has terminated prior to such Purchase Date.

  c.
  If the amendments to the Employee Purchase Plans are approved by the Stockholders, the aggregate number of shares of common stock available for purchase under the Domestic Purchase Plan and the International Purchase Plan shall be 2,700,000 and 300,000, respectively, subject, in each case, to anti-dilution adjustments. In the event the amendments to the Employee Purchase Plans are not approved, the number of shares of common stock available for purchase under the Domestic Purchase Plan shall remain at 1,500,000 shares (subject to anti-dilution adjustments) and the number of shares of common stock available for purchase under the International Purchase Plan on any given date shall remain equal to (i) 1,500,000 (which number is subject to anti-dilution adjustments) less (ii) the cumulative number of shares purchased under the Company's Domestic Purchase Plan through such date.

Limitations on Shares to be Purchased

  a.
  No employee shall be entitled to purchase more than 5,000 shares of the Company's common stock (the "Maximum Share Amount") on any single Purchase Date. Not less than twenty (20) days prior to the commencement of any Offering Period, the Compensation Committee may, in its sole discretion, change the Maximum Share Amount (i.e. the maximum number of shares which may be purchased by any employee at any single Purchase Date). If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than twenty (20) days prior to the commencement of the next Offering Period. Once the Maximum Share Amount is established, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Compensation Committee as set forth above.

  b.
  Any other provision of the Employee Purchase Plans notwithstanding, no participant shall purchase common stock with an Offering Date fair market value in excess of the following limit (the "Dollar Limit"): In the case of common stock purchased during an Offering Period that commenced in a particular calendar year and has a Purchase Date in such particular calendar year, the limit shall be equal to $25,000 for such particular calendar year as determined, with respect to the Domestic Purchase Plan, in accordance with the provisions of Code Section 423(b)(8) and Treasury Regulation Section 1.423-2(i).

Withdrawal

Any participant may withdraw from an Offering Period under the Employee Purchase Plans at any time at least twenty (20) days prior to the end of an Offering Accumulation. Upon withdrawal from any Employee Purchase Plan, the accumulated payroll deductions, or Alternative Payments, as the case may be, shall be returned, without interest, to the withdrawn employee and his or her interest in such Employee Purchase Plan shall terminate. In the event an employee voluntarily elects to withdraw from an Employee Purchase Plan, he or she may not resume his or her participation in such Employee Purchase Plan during the same Offering Period, but he or she may participate in any Offering Period under such Employee Purchase Plan which commences on a date subsequent to such withdrawal by timely filing a new authorization for payroll deductions or committing to make Alternative Payments, as the case may be.

Termination of Employment

Termination of a participant's employment for any reason, including retirement or death or the failure of the participant to remain an eligible employee, terminates his or her participation in an Employee Purchase Plan immediately.

Return of Payroll Deductions and Alternative Payments

In the event an employee's interest in an Employee Purchase Plan is terminated by withdrawal, termination of employment or otherwise, or in the event an Employee Purchase Plan is terminated by the Board, the Company is required to deliver to the employee all payroll deductions or Alternative Payments credited to his or her Plan Account. No interest shall accrue on the payroll deductions or Alternative Payments of a participant in the Employee Purchase Plans.

Antidilution Provisions

In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common stock of the Company, the Compensation Committee may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under each Employee Purchase Plan, and in the number of shares which an employee is entitled to purchase under each Employee Purchase Plan; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

Amendment or Termination

  Domestic Purchase Plan

The Domestic Purchase Plan shall continue until the earlier to occur of (i) termination by the Board, (ii) issuance of all of the shares of common stock reserved for issuance under the Domestic Purchase Plan, or (iii) ten (10) years from the adoption of the Domestic Purchase Plan by the Board. The Board may at any time amend or terminate the Domestic Purchase Plan, except that any such termination cannot affect options previously granted under the Domestic Purchase Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant (without the prior consent of such participant), nor may any amendment be made without approval of the Stockholders of the Company if such amendment would:

  a.
  Increase the number of shares that may be issued under the Domestic Purchase Plan;

  b.
  Change the designation of the employees (or class of employees) eligible for participation in the Domestic Purchase Plan; or

  c.
  Constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) under the Exchange Act.

  International Purchase Plan

The International Purchase Plan shall continue until the earlier to occur of (i) termination by the Board, (ii) issuance of all of the shares of common stock reserved for issuance under the International Purchase Plan, or (iii) ten (10) years from the adoption of the International Purchase Plan by the Board. Subject to applicable law, the Board may at any time amend or terminate the International Purchase Plan, except that any such termination cannot affect options previously granted under the International Purchase Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant (without the prior consent of such participant).

Number of Shares Purchased by Certain Individuals and Groups

Given that the number of shares that may be purchased under the Employee Purchase Plans is determined, in part, on the Company's common stock's fair market value on the first and last day of the Offering Period and given that participation in the Employee Purchase Plans is voluntary on the part of employees, the actual number of shares that may be purchased by an individual is not determinable.

Federal Income Tax and ERISA Information

THE FOLLOWING DESCRIPTION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES WITH RESPECT TO THE COMPANY'S DOMESTIC PURCHASE PLAN IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS AS OF THE DATE OF THIS PROXY STATEMENT, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. BECAUSE INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PARTICIPANT, EACH PARTICIPANT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING FEDERAL (AND ANY STATE, LOCAL OR FOREIGN) INCOME TAX CONSEQUENCES. THE FOLLOWING DISCUSSION DOES NOT PURPORT TO DESCRIBE STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OR TAX CONSEQUENCES FOR PARTICIPANTS IN COUNTRIES OTHER THAN THE UNITED STATES. THIS DISCUSSION DOES NOT ADDRESS ANY U.S. OR FOREIGN TAX CONSEQUENCES OF PARTICIPATION IN THE INTERNATIONAL PURCHASE PLAN. PARTICIPANTS IN THE INTERNATIONAL PURCHASE PLAN SHOULD CONSULT THEIR OWN TAX ADVISORS.

The Company intends that the Domestic Purchase Plan shall qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments or replacements of such section), and the Domestic Purchase Plan shall be so construed. Any term not expressly defined in the Domestic Purchase Plan but defined for purposes of Section 423 of the Code shall have the same definition therein.

  Tax Treatment of the Participant

Participating employees in the Domestic Purchase Plan will not recognize income for federal income tax purposes either upon enrollment in the Domestic Purchase Plan or upon the purchase of shares. If the shares are held for more than one year after the Purchase Date and more than two years from the Offering Date (the "Holding Period Requirement"), or if the employee dies while owning the shares, the employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) of such shares to the extent of the lesser of: (i) 15% of the fair market value of the shares on the Offering Date; or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death, exceeds the purchase price). All additional gain upon a sale of shares that satisfies the Holding Period Requirement is treated as long-term capital gain. If the shares are sold in a sale that satisfies the Holding Period Requirement, and the sale price is less than the purchase price, there is no ordinary income, and the employee has a long-term capital loss for the difference between the sale price and the purchase price. If the shares are sold or are otherwise disposed of, including by way of gift (but not death, bequest or inheritance), within either the one-year or the two-year holding periods described above (in any case a "disqualifying disposition"), the employee will realize ordinary income at the time of such sale or other disposition to the extent that the fair market value of the shares at the date of purchase was greater than the purchase price. This excess will constitute ordinary income (not subject to withholding under current law although this may change in the future) in the year of sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss.

  Tax Treatment of the Company

The Company will be entitled to a deduction in connection with the disposition of shares acquired under the Domestic Purchase Plan only to the extent that the employee recognized ordinary income on a disqualifying disposition of the shares. The Company will treat any transfer of record ownership of shares, including a transfer to a broker or nominee or into "street name," as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it its entitled, employees will be required to notify the Company in writing of the date and terms of any disqualifying disposition of shares purchased under the Domestic Purchase Plan.

  ERISA

The Company believes that the Domestic Purchase Plan is not subject to any of the provisions of ERISA and is not qualified under Section 401(a) of the Code.

REQUIRED VOTE AND BOARD OF DIRECTORS' RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the approval of the amendments to the Employee Purchase Plans.

The Board recommends a vote FOR the amendments
to the Employee Purchase Plans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company.

To the Company's knowledge, based solely upon a review of the copies of Section 16(a) forms filed with the SEC and written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the fiscal year ended March 31, 2005, all filing requirements pursuant to Section 16(a) of the Exchange Act applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with, except that Ms. Kumagai failed to file two reports on Form 4 on a timely basis with respect to two transactions, and Mr. Rose failed to file one report on Form 4 on a timely basis with respect to one transaction.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, Stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the 2006 Annual Meeting of Stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the next Annual Meeting, Stockholder proposals must be received by the Company no later than March 31, 2006 and must otherwise comply with the requirements of Rule 14a-8.

FINANCIAL AND OTHER INFORMATION

The Company's Annual Report for the fiscal year ended March 31, 2005, including financial statements, accompanies this proxy statement. The Annual Report is not a part of the proxy solicitation materials.

OTHER MATTERS

The Board knows of no matters other than those described in this proxy statement that are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card intend to vote the proxies received by them in accordance with their best judgment with respect to all such matters.

STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXY CARDS WITHOUT DELAY.
A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

By Order of the Board of Directors,

George L. Rose Secretary

V    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    V

PROXY

ACTIVISION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder of Activision, Inc., a Delaware corporation (the "Company"), hereby appoints Robert A. Kotick and Brian G. Kelly and each of them, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, September 15, 2005 at the offices of Bryan Cave LLP, 120 Broadway, Suite 300, Santa Monica, CA 90401, and at any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying proxy statement. The undersigned hereby revokes any proxy previously given with respect to such shares. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying proxy statement and Annual Report.

(Continued, and to be marked, dated and signed, on the other side)

V    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    V

Please mark your votes like this ☒

PROXY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

			FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below
1. The election of the following persons as Directors of the Company to serve for the respective terms as set forth in the accompanying proxy statement.			☐	☐
(To withhold authority to vote for any individual nominee, strike a line through that nominees's name in the list below)
01 Robert A. Kotick	02 Brian G. Kelly	03 Ronald Doormink
04 Robert J. Corti	05 Barbara S. Isgur	06 Robert J. Morgado
07 Peter J. Nolan	08 Richard Sarnoff
		FOR	AGAINST	ABSTAIN
2.	Approval of the Activision, Inc. 2003 Incentive Plan.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.
	Approval of the amendments to the Company's Second Amended and Restated 2002 Employee Stock Purchase Plan and the Company's Amended and Restated 2002 Employee Stock Purchase Plan For International Employees to increase by 1,500,000 the total number of shares of Company common stock reserved for issuance under the plans.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.	To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.	☐	☐	☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING.			☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Dated	, 2005

NOTE: Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, or as an officer signing for a corporation, please give full title under signature.

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GENERAL
RECORD DATE AND QUORUM
REQUIRED VOTES
PROXIES
COSTS OF PROXY SOLICITATION
PROPOSAL 1 ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
Services Provided by the Independent Auditors
Fiscal 2005 Audit Fees, Audit-Related Fees, Tax Fees, All Other Fees
PROPOSAL 2
PROPOSAL 3